UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Summer Infant, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUMMER INFANT, INC.

1275 Park East Drive

Woonsocket, Rhode Island 02895

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2017 Annual Meeting of Stockholders of Summer Infant, Inc. will be held at 10:00 a.m. (local time) on Monday, May 22, 2017, at the Courtyard Marriott, located at 32 Exchange Terrace at Memorial Boulevard, Providence, Rhode Island 02903, to consider and act upon the following matters:

1.                                      To elect six director nominees to serve on the Board of Directors for a one-year term expiring at the 2018 annual meeting of stockholders, and until their respective successors are duly elected and qualified;

2.                                      To approve, on an advisory basis, the 2016 compensation of our named executive officers;

3.                                      To reapprove, for purposes of Section 162(m) of the Internal Revenue Code, the performance measures under the Company’s 2012 Incentive Compensation Plan, as amended;

4.                                      To ratify the selection of RSM US LLP as independent registered public accounting firm for the Company for the fiscal year ending December 30, 2017; and

5.                                      To transact such other business as may properly come before the meeting or any adjournments or postponements of thereof.

Only stockholders of record at the close of business on April 3, 2017 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting and vote in person.  To assure your representation at the meeting, however, you are urged to vote by proxy as soon as possible by mail by following the instructions on the proxy card or, if applicable, via the Internet.  You may vote in person at the meeting even if you have previously returned a proxy.

By Order of the Board of Directors,

/s/ Mark Messner

Mark Messner
Chief Executive Officer

Woonsocket, Rhode Island
April 6, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2017.  The proxy materials relating to the 2017 Annual Meeting of Stockholders, including this proxy statement, the Notice of Meeting, our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and proxy card, are available at no cost in the Investor Relations section of our website at www.summerinfant.com.  You may also request copies of the proxy materials from our Company as described in the enclosed proxy statement.

SUMMER INFANT, INC.

1275 Park East Drive

Woonsocket, Rhode Island 02895

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is being furnished to you in connection with the solicitation by the Board of Directors of Summer Infant, Inc., a Delaware corporation (“we” or the “Company”), of proxies in the accompanying form to be used at the 2017 Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) on Monday, May 22, 2017, and at any adjournments or postponements thereof (the “Annual Meeting”).  Our Board of Directors has fixed April 3, 2017 as the record date for determining those stockholders entitled to receive notice of, and to vote at, the Annual Meeting.  Only stockholders of record at the close of business on April 3, 2017 will be entitled to vote at the Annual Meeting.  We intend to first mail or give this proxy statement and the accompanying proxy card to all stockholders entitled to vote on or about April 6, 2017.

Questions and Answers about the Voting at the Annual Meeting and Related Matters

What am I voting on?

At the Annual Meeting, you will be asked to vote on the following four proposals.  Our Board recommendation for each proposal is set forth below.

Proposal	Board Recommendation

1. To elect six director nominees to serve on the Board of Directors for a one-year term expiring at the 2018 annual meeting of stockholders, and until their respective successors are duly elected and qualified.

FOR each Director Nominee
2. To approve, on an advisory basis, of the 2016 compensation of our named executive officers.	FOR
3. To reapprove, for purposes of Section 162(m) of the Internal Revenue Code, the performance measures under the Company’s 2012 Incentive Compensation Plan, as amended.	FOR
4. To ratify the selection of RSM US LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 30, 2017.	FOR

If other matters properly come before the Annual Meeting, the proxy holders will have the authority to vote on those matters on your behalf at their discretion.  As of the date of this proxy statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this proxy statement.

What is the vote required for a proposal to pass?

•                  Proposal No. 1 — Election of directors: Under our amended and restated bylaws (our “Bylaws”), in an uncontested election of directors, as we have this year, a majority of votes cast is required in order for a director to be elected, which means that a nominee must receive a greater number of votes “FOR” his or her election than votes “AGAINST” in order to be elected.  Abstentions are not counted as votes “FOR” or “AGAINST” a director nominee.

•                  Proposal No. 2 — Approval, on advisory basis, of executive compensation: This proposal asks for a non-binding, advisory vote of our stockholders on the 2016 compensation of our named executive officers (“Say-on-Pay”).  We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers.

If a majority of votes are cast “FOR” the Say on Pay proposal, we will consider the proposal to be approved.  Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

•                  Proposal No. 3 — Reapproval for purposes of Section 162(m) of 2012 Incentive Compensation Plan: A majority of the votes cast “FOR” is required for approval.  Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

•                  Proposal No. 4 — Ratification of the selection of independent registered public accounting firm: A majority of the votes cast “FOR” is required for approval.  Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

Who can vote?

Only stockholders of record at the close of business on April 3, 2017 may vote at the Annual Meeting.  As of the close of business on April 3, 2017, there were 18,506,297 shares of common stock issued and outstanding, all of which are entitled to vote at the Annual Meeting.  Each share of common stock entitles the holder of that share to one vote on each matter properly brought before the Annual Meeting.

What constitutes a quorum?

The representation in person or by proxy of at least a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting.  Abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.  If we do not have a quorum, we will be forced to reconvene the Annual Meeting at a later date.

What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the “stockholder of record” with respect to those shares.

If your shares are held by a brokerage firm, bank, trustee or other nominee, you are considered the “beneficial owner” of shares held in street name.  This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (our “Annual Report”) have been forwarded to you by your nominee who is considered the “stockholder of record” with respect to those shares.  As the beneficial owner, you have the right to direct your nominee how to vote your shares by using the voting instruction form included in the mailing.

How do I vote my shares?

Stockholder of Record

If your shares are registered directly in your name, you may vote:

•                  By Mail.  Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope.  Your proxy will be voted in accordance with your instructions.  If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.  Your proxy card must be mailed by the date shown on the proxy card to be counted.

•                  Via the Internet.  You may vote via the Internet by going to http://www.cstproxyvote.com and following the on-screen instructions.  Please have your proxy card available when you access the webpage.  Your vote must be received by 7:00 p.m., Eastern Daylight Time, on May 21, 2017 to be counted.

•                  In Person at the Annual Meeting.  If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

Beneficial Owner of Shares Held in Street Name

If you hold shares in street name, the organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  The stockholder of record will provide you with instructions on how to vote your shares.  Internet and telephone voting will be offered to stockholders owning shares through most banks and brokers.  Additionally, if you would like to vote in person at the Annual Meeting, contact the broker or other nominee who holds your shares to obtain a legal proxy and bring it with you to the Annual Meeting.  You will not be able to vote at the Annual Meeting unless you have a legal proxy from your broker giving you the right to vote the shares at the Annual Meeting.

What if I am a beneficial owner and I do not give the nominee voting instructions?

Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters.  A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.  Broker non-votes are included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining the presence of a quorum but are not counted as shares present and entitled to be voted with respect to a matter on which the nominee has expressly not voted.  Other than Proposal No. 4 to approve the ratification of the appointment of RSM US LLP as our independent registered public accounting firm, none of the proposals described in this proxy statement relate to “routine” matters.  As a result, a broker will not be able to vote your shares with respect to Proposals No. 1, No. 2 or No. 3 absent your voting instructions.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares of our common stock in more than one account.  To ensure that all your shares are voted, sign and return each proxy card.  Alternatively, if you vote via the Internet, you will need to vote once for each proxy card you receive.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting by the following means:

•            You can send a written notice revoking your earlier-dated proxy, addressed to our Secretary at our principal office at 1275 Park East Drive, Woonsocket, Rhode Island 02895.

•            If you signed and returned a proxy card by mail and want to change your vote, you can complete, sign, date and deliver a new proxy card, dated a later date than the first proxy card.

•            If you submitted your proxy via the Internet, you may change your vote or revoke your proxy with a later Internet proxy.

•            You can attend the Annual Meeting and vote in person (provided you have a legal proxy from your broker if your shares are held in street name, as indicated below).  Your attendance at the Annual Meeting will not, however, by itself revoke your proxy.  Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote via the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

•            If you hold your shares in “street name” and have instructed your broker, bank or other nominee to vote your shares for you, you must follow directions received from your broker, bank or other nominee to change those instructions.

Who will pay the costs of soliciting proxies and how are proxies solicited?

Proxies in the form enclosed are solicited by our Board.  Solicitation of proxies will be made initially by mail.  Proxies may also be solicited personally, by telephone, e-mail or by facsimile transmission by our directors, officers and other employees.  We may also engage a paid proxy solicitor to assist in the solicitation.  Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of our common stock held in their names.  We will bear all costs and expenses incurred in connection with this solicitation, including the cost of printing and mailing these proxy materials and the expenses, charges and fees of brokers, custodians, nominees and other fiduciaries who, at the request of our management, mail material to, or otherwise communicate with, the beneficial owners of our common stock held of record by those brokers, custodians, nominees or other fiduciaries.

Annual Report and Other Matters

Our Annual Report, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Through our website, www.summerinfant.com, we make available free of charge all of our filings with the Securities and Exchange Commission (“SEC”), including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Forms 3, Forms 4, and Forms 5 of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Exchange Act.  We will also provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report as filed with the SEC.  Any exhibits listed in the Annual Report also will be furnished, upon request, at the actual expense we incur in furnishing such exhibits.  Any such requests should be directed to our Secretary at our executive offices at 1275 Park East Drive, Woonsocket, Rhode Island 02895, telephone: (401) 671-6550.

Attending the Annual Meeting

Only stockholders and our invited guests are permitted to attend the Annual Meeting.  To gain admittance, you must bring a form of personal identification to the meeting, where your name will be verified against our stockholder list.  If a nominee holds your shares and you plan to attend the Annual Meeting, you should bring a brokerage statement showing your ownership of the shares as of the record date or a letter from the nominee confirming such ownership, and a form of personal identification.  If you wish to vote your shares that are held by a nominee at the meeting, you must obtain a legal proxy from your nominee and bring it to the meeting.

Householding of Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of these proxy materials may have been sent to multiple stockholders in each household.  We will promptly deliver a separate copy of these proxy materials to any stockholder upon written or verbal request to us at our principal office at 1275 Park East Drive, Woonsocket, Rhode Island 02895, telephone: (401) 671-6550.  Any stockholder who wants to receive separate copies of proxy materials in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact that stockholder’s bank, broker, or other nominee record holder, or that stockholder may contact us at the address and phone number set forth above.

Stockholder Proposals for 2018 Annual Meeting

Stockholder proposals for inclusion in our proxy statement:  If a stockholder wishes to present a proposal to be included in our proxy statement and form of proxy for our 2018 annual meeting of stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC and namely, Rule 14a-8 promulgated under the Exchange Act.  One of the requirements is that the proposal must be received by our Secretary at our corporate offices in Woonsocket, Rhode Island, no later than the close of business on December 7, 2017.  Such proposal must also comply with the applicable requirements as to form and substance established by the SEC if those proposals are to be included in the proxy statement and form of proxy.  If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of the Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials.

Other stockholder proposals: Our Bylaws establish an advance notice procedure with regard to other stockholder proposals, including nominations for the election of directors and business proposals to be brought before an annual meeting of stockholders by any stockholder, other than matters included in our proxy materials in accordance with Rule 14a-8 under the Exchange Act.  For any nominations or any other business to be properly brought before an annual meeting of stockholders, the stockholder must give timely notice.  Such notice will be considered timely if we receive notice of such proposed director nomination or the proposal of other business at our corporate offices in Woonsocket, Rhode Island, not earlier than the close of business on the 90th day and not later than the close of business on the 60th day prior to the date of the 2018 annual meeting of stockholders; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently has six members.  Based on the recommendation of its Nominating/Governance Committee, the Board nominated the following persons for election at the Annual Meeting, each for a one-year term that expires at the 2018 annual meeting and until their successors are duly elected and qualified: (i) Evelyn D’An (current director), (ii) Martin Fogelman (current director), (iii) Robin Marino (current director), (iv) Mark Messner (director nominee), (v) Alan Mustacchi (current director) and (vi) Stephen Zelkowicz (current director).  One of our current directors, Robert Stebenne, has chosen not to stand for re-election at the Annual Meeting.

Each nominee has consented to be named in this proxy statement and to serve if elected.  If, prior to the meeting, any nominee should become unavailable to serve, the shares of our common stock represented by a properly executed and returned proxy will be voted for such other person as shall be designated by our Board, unless the Board determines to reduce the number of directors in accordance with our Bylaws.

Below are biographies for each of the director nominees and certain information regarding the individual and the experiences, qualifications, attributes, skills and qualifications that caused our Board to determine that such individual should be serving as a director of our Company.

Evelyn D’An, 55, a director since November 2016, is President of D’An Financial Services, a strategic consulting firm she established in 2004.  She also worked in various positions of increasing responsibility at Brightstar Corporation from 2010-2014, prior to which she provided the company with consulting/advisory services. Her last position at Brightstar was CFO of the joint venture Brightstar ERV, managing all financial aspects of the organization, which handles the recycling of mobile devices.  Ms. D’An was employed by Ernst & Young from 1986 until 2004 and became the first Hispanic female partner in the Southeast region.  She graduated with a Masters of Accounting from Florida International University and a Bachelor of Science from the State University of Albany.  Ms. D’An brings to our Board significant financial and accounting expertise.

Martin Fogelman, 73, a director since March 2007, is an independent consultant and private investor in the juvenile products industry. He was instrumental in the conception and development of the Babies R Us retail chain and served as senior vice president of both Toys R Us and Babies R Us, where he was employed from 1986 to May 2003.  From May 2003 until March 2007, Mr. Fogelman was President of Baby Trend, Inc., a manufacturer of infant products. He also served as an advisory board member of Babyganics Products, pbc, a baby healthcare products Company.  Mr. Fogelman brings to our Board his extensive experience in our industry, including his experience in creating strategic growth at Toys R Us and Babies R Us, and his knowledge of our Company and business operations.

Robin Marino, 62, a director since August 2015, is currently an independent brand consultant.  From June 2011 to November 2014, Ms. Marino served as Group President, Accessories and Home, of LFUSA/Global Brands Group (GBG), a branded apparel, footwear, fashion accessories and related lifestyle product company, where she oversaw five divisions.  Prior to joining GBG, Ms. Marino was President and CEO of Merchandising at Martha Stewart Living Omnimedia, which she originally joined in 2005.  Ms. Marino was also President and COO of Kate

Spade from 1999 to 2005.  Prior to that, she served in a variety of management positions for fashion and retail companies such as Burberry Limited , Wathne LTD and Federated Department Stores, Inc.  Ms. Marino served as a director of Hampshire Group, Limited from February 2016 until September 2016.  Ms. Marino holds a B.B.A. from Stetson University.  Ms. Marino brings to our Board over 35 years of strategic business leadership, encompassing corporate vision, global brand strategy, product architecture and international sales development.

Mark Messner, 51, was appointed President and Chief Executive Officer of the Company in July 2016.  Prior to joining our Company, Mr. Messner was Chief Executive Officer of Artsana USA, Inc. (Chicco), a manufacturer of baby care products under the Chicco brand and subsidiary of Artsana S.p.A. In this role he oversaw all operations for the United States and Canada. Mr. Messner originally joined Artsana USA in 2003 as Vice President of Marketing & Product Development and served as Chief Operating Officer for three years before taking over as Chief Executive Officer in 2012. Mr. Messner began his career in 1991 at Graco Children’s Products, Inc. (now part of Newell Brands), where he held positions of increasing responsibility across marketing, product development and product design, including as Global Product Manager from 2001 until 2003.  Our Board has nominated Mr. Messner to serve as a director because of his extensive knowledge of the industry and also because, as our Chief Executive Officer, he is knowledgeable about all aspects of the Company’s operations.

Alan Mustacchi, 56, director since May 2015, is currently Executive Vice President, Capital Markets of GreenSky, LLC, a technology-focused consumer finance platform, which he joined in November 2014. Prior to joining GreenSky, Mr. Mustacchi was Managing Director and Head of Consumer Products & Specialty Retail Investment Banking of Dresner Partners, a middle market investment bank specializing in merger & acquisition advisory, institutional private placements of debt and equity, financial restructuring and corporate turnaround, valuation and strategic consulting, from 2013 until 2014.  From 2005 until 2013, Mr. Mustacchi was at Navigant Capital Advisors, LLC, where he was Managing Director, Investment Banking.  He was also Managing Director, Merchant Banking Group, at BNP Paribas, where he spent 11 years, and Vice President of The Bank of New York in its commercial finance group.  Early in his career, Mr. Mustacchi spent six years as a Certified Public Accountant.  He holds a B.S. in Accounting and Economics from New York University’s College of Business and Public Administration and a M.B.A. in Finance and International Business from New York University’s Graduate School of Business Administration.  Mr. Mustacchi brings to our Board significant capital markets experience and financial acumen.

Stephen J. Zelkowicz, 44, has been a director since August 2014.  Since 1999, he has served as an equity research analyst at Wynnefield Capital, Inc., an investment firm specializing in small, publicly-traded companies.  Mr. Zelkowicz holds a B.A. from the University of Pennsylvania.  Mr. Zelkowicz brings to our Board his knowledge of our Company and industry and his experience in the capital markets.

Recommendation

Our Board recommends that stockholders vote “FOR” the election of Mmes. D’An and Marino and Messrs. Fogelman, Messner, Mustacchi and Zelkowicz to the Board.

CORPORATE GOVERNANCE

Board Leadership Structure

As a general policy, the Board believes the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons as an aid in the Board’s oversight of management.  The Board may, however, determine at any time that, in light of new or special circumstances, it is in the best interests of our Company for the roles of the Chairman of the Board and Chief Executive Officer to be combined.  If the individual elected to serve as Chairman of the Board is our Chief Executive Officer, or if the Chairman of the Board is not independent as determined by the Board, then the independent directors will elect a Lead Independent Director.  The Lead Independent Director’s responsibilities include presiding over meetings of the independent directors held in executive session, consulting with the executive Chairman and the Chief Executive Officer on Board and committee meeting agendas and acting as a liaison between management, the executive Chairman and the independent directors.  For a portion of 2016, Dan Almagor served as our executive Chairman, and Richard Wenz served as Lead Independent Director.  Mr. Almagor chose not to stand for re-election as a director at the Annual Meeting, and subsequently the Board appointed Ms. Marino as the independent Chairwoman of the Board.

Board’s Role in Oversight of Risk

Our Board is responsible for risk oversight.  The Board regularly reviews information regarding our Company’s credit, liquidity and operations, as well as the risks associated with each.  The Audit and Finance Committee discusses with our independent auditor the major financial risk exposures and the steps management has taken to monitor and mitigate such exposures.

Board of Directors Meetings, Committees of the Board and Director Independence

Attendance of Directors

In 2016, our Board met eleven times, and the incumbent directors attended more than 75% of the meetings.  All incumbent directors attended in excess of 75% of the meetings of the committees of our Board on which they served.  Our directors are encouraged, but not required, to attend annual meetings.  All of our directors then in office attended our 2016 annual meeting of stockholders, and all of our directors that will continue in office following the Annual Meeting are expected to attend the Annual Meeting.

Committees of the Boards of Directors

Our Board has designated the following standing committees: an Audit and Finance Committee, a Compensation Committee and a Nominating/Governance Committee.  From time to time as needed, our Board may designate ad hoc or special committees to address specifically delegated matters.

The current membership of our Board committees is as follows:

Name	Audit and Finance	Nominating/ Governance	Compensation
Evelyn D’An
Marty Fogelman
Robin Marino
Alan Mustacchi
Stephen Zelkowicz
= Chairman
= Member

Audit and Finance Committee

The Audit and Finance Committee met four times in 2016.  As described in the committee’s charter, a copy of which is available under the Investor Relations section of our website at www.summerinfant.com, the primary function of the committee is to oversee (i) our accounting and financial reporting process and (ii) the independent audit of our Company’s financial statements, by appointing, retaining, setting  compensation of, and supervising our independent auditors, reviewing the results and scope of the audit and other accounting-related services, and reviewing our accounting practices and systems of internal accounting and disclosure controls.

The committee, established in accordance with section 3(a)(58)(A) of the Exchange Act, currently consists of three members: Alan Mustacchi (Chairman), Evelyn D’An and Robin Marino.  Each member of the committee is an “independent” director under applicable SEC and Nasdaq Stock Market rules.  The members of the committee have extensive business and financial experience, and are required to have a good understanding of financial statements, including our balance sheet, income statement, cash flow statement and our quarterly reports on Form 10-Q and our annual report on Form 10-K and related financial statements and disclosures.  Our Board has determined that each of Mr. Mustacchi and Ms. D’An qualifies as an “audit committee financial expert” within the meaning of SEC rules.

The committee meets with our external auditors and principal financial personnel to review quarterly financial results and the results of the annual audit (in both regular and executive sessions).  The committee reviews and approves annual external auditor engagement plans, scopes and fees, and verifies the rotation of the lead or coordinating audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit.  The committee approves all fees and terms related to the annual independent audit as well as all permissible non-audit engagements of the external auditors.  The committee pre-approves all audit and permissible non-audit services to be performed by the external auditors.

Compensation Committee

The Compensation Committee met twelve times in 2016.  The committee currently consists of three members:  Marty Fogelman (Chairman), Robin Marino and Stephen J. Zelkowicz.  Each member of the committee is an “independent” director under the rules of the Nasdaq Stock Market.

As described in the committee’s charter, which is available under the Investor Relations section of our website at www.summerinfant.com, the committee has the overall responsibility, on behalf of our Board, for approving and evaluating all compensation plans, programs and policies as they affect our Chief Executive Officer and our other executive officers, and for matters involving the compensation of our directors.  The committee will meet as often as necessary to carry out its responsibilities, and may invite to its meetings any director, management, or such other persons as it deems necessary to carry out such responsibilities.  The committee will review and approve, at least annually, the annual base salaries and annual incentive opportunities of our Chief Executive Officer and our other executive officers.  The committee also acts as administrator of our compensation programs as they affect all of our employees.

Use of Outside Advisors.  All compensation decisions are made with consideration of the committee’s guiding principles to provide competitive compensation for the purpose of attracting and retaining talented executives and employees and of motivating our employees to achieve improved Company performance, which ultimately benefits our stockholders.  The committee has the sole authority to retain and terminate any advisors, including independent counsel, compensation consultants and other advisors to assist as needed, and has sole authority to approve the advisors’ fees, which will be paid by the Company, and the other terms and conditions of their engagement.  The committee considers input and recommendations from management, including our Chief Executive Officer (who is not present during any committee deliberations with respect to his compensation), and outside compensation consultants in connection with its review of our Company’s compensation programs and its annual review of the performance of the other executive officers.  The committee has engaged the services of an independent compensation consultant, Pearl Meyer.  As further described below under Executive Compensation “- Role of Compensation Committee and Management” and “- Role of Compensation Consultant,” Pearl Meyer has assisted the committee with executive compensation matters.

The committee takes into consideration the recommendations of its compensation consultant and our Chief Executive Officer, but retains absolute discretion as to whether to adopt such recommendations in whole or in part, as it deems appropriate.  For additional information on the processes followed by the committee and the objectives, methodologies and components of compensation considered by the committee in connection with executive compensation and overall compensation for employees, see the “Executive Compensation” section of this proxy statement.

Nominating/Governance Committee

The Nominating/Governance Committee met seven times in 2016.  As described in the committee’s charter, which is available under the Investor Relations section of our website at www.summerinfant.com, the committee is responsible for (i) overseeing and reviewing the size, functioning, composition and needs of the Board and its committees, including recruitment of qualified board members and recommending nominees to the Board for election as directors, (ii) developing and recommending corporate governance guidelines and monitoring those guidelines and (iii) overseeing the CEO and management succession planning process.

The committee currently consists of three members:  Stephen Zelkowicz (Chairman), Marty Fogelman and Alan Mustacchi.  Each member of the committee is an “independent” director under the rules of the Nasdaq Stock Market.

Process for Identifying and Evaluating Potential Director Nominees.  The committee will consider persons identified by its members, management, stockholders, investment bankers and others for nomination to the Board.  The committee follows the process described in this proxy statement and its charter when determining nominees to our Board.

The committee will identify, evaluate and recommend candidates to become members of our Board with the goal of creating a Board that, as a whole, consists of individuals with various and relevant career experience, industry knowledge and experience, financial expertise (including whether a candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the SEC), and community ties.  The committee will also consider minimum individual qualifications of candidates, including strength of character, mature judgment, familiarity with our Company’s business and industry, independence of thought, an ability to work collegially and whether the candidate is “independent” within the meaning of SEC and Nasdaq Stock Market rules.  While our Board has not adopted a mandatory retirement age or term limits for its members, in re-nominating incumbent members to the Board, the committee takes into account the tenure of the member and the appropriateness of the director’s continued service.  Candidates, whether identified by the committee or proposed by stockholders, will be reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders.  Although the committee does not have a formal diversity policy concerning membership of the Board, the committee does consider diversity in its broadest sense when evaluating candidates, including persons diverse in gender, ethnicity, experience, and background.

Process for Stockholder Nominations.  Nominations to our Board may be submitted to the committee by our stockholders in accordance with the process described in our Bylaws.  Stockholders who wish to recommend a candidate for election to our Board should send their letters to us at 1275 Park East Drive, Woonsocket, Rhode Island 02895, Attention: Secretary.  These letters will be promptly forwarded to the members of the Nominating/Governance Committee.

All stockholder recommendations for director candidates must be submitted to us not less than 60 calendar days or more than 90 calendar days prior to the annual meeting at which the nominee is requested to be proposed, provided, however, that in the event that less than 70 days’ notice or prior disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.  Stockholders must follow certain procedures to recommend or propose candidates for election as directors described in our Bylaws and summarized below.

The notice must contain certain information about the stockholder making the recommendation or proposal of a candidate for election to the Board, as described in our Bylaws, including (i) the name and address of the stockholder and its affiliates making the recommendation, (ii) the number of shares of our common stock directly or indirectly beneficially owned by the stockholder, including any rights to acquire shares of our common stock and (iii) the information relating to such stockholder that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies for election of directors in a contested election under Section 14 of the Exchange Act.  The recommendation must contain the following information about the candidate being proposed for election to the Board as described in our Bylaws, including (i) the name and address of the candidate, (ii) the number of shares of our common stock directly or indirectly beneficially owned by the candidate, including any rights to acquire shares of our common stock, (iii) the information that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies for election of directors in a contested election under Section 14 of the Exchange Act and (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder, on the one hand, and each such proposed nominee, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination were the “registrant” for purpose of such rule and the nominee were a director or executive officer of such registrant.  The candidate must also submit a written representation and agreement to us that he or she is not party to any agreement with another person (other than our Company) that, if elected, would obligate the candidate to act or vote on a certain issue or that provides for compensation or other reimbursement for service on the Board, and that if elected, the candidate would be in compliance with all of our applicable Company guidelines and policies.

Independence of Directors

In determining the independence of directors, our Board analyzes each director’s relationship with our Company and our subsidiaries to determine whether our directors are independent under the applicable rules of the Nasdaq Stock Market and the SEC.  Our Board has determined that each of its current directors, Mmes. D’An and Marino and Messrs. Fogelman, Mustacchi and Zelkowicz, is “independent” within the meaning of the independence rules of the Nasdaq Stock Market and the SEC.  In addition, the Board determined that Derial Sanders and Richard Wenz, who served on our Board for a portion of 2016, were “independent” within the meaning of the independence rules of the Nasdaq Stock Market and the SEC.

Other Governance Matters

Majority Voting

In May 2016, our Board amended our Bylaws to adopt a majority voting standard in uncontested elections of directors, providing that a nominee for director shall be elected to the board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of directors to be elected.

In connection with this Bylaw amendment, the Board adopted a director resignation policy that is set forth in our Corporate Governance Guidelines.  The director resignation policy provides that director nominees must tender irrevocable resignations that will be effective only upon (i) the failure to receive the required vote in an uncontested election at the next stockholder meeting at which they face re-election and (ii) acceptance of such resignation by the Board.  If an incumbent director fails to receive the required vote for re-election, the Nominating/Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the resignation, taking into account the Nominating/Governance Committee’s recommendation, within 90 days from the date of the certification of the director election results.  Thereafter, the Board will promptly publicly disclose its decision and rationale for the decision.

Executive Sessions

Our independent directors meet in executive session from time to time, and met at least four times in 2016.

Code of Ethics

We have adopted a Code of Ethics that applies to all our directors, officers and employees, which can be found under the Investor Relations section of our website at www.summerinfant.com.  Amendments to our Code of Ethics and any grant of a waiver from a provision of our Code of Ethics requiring disclosure under applicable SEC or Nasdaq Stock Market rules will be disclosed on our website.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which can be found under the Investor Relations section of our website at www.summerinfant.com.  These guidelines include, without limitation, guidelines relating to director qualifications and responsibilities, director resignations, board committees, director access to officers and employees, director and officer compensation, management succession and stockholder communication with the Board.

Insider Trading Policy

Under our Code of Ethics, directors, officers, and employees who have access to confidential information relating to our Company are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of the Company’s business.  To use non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical and against Company policy but is also illegal.  We also maintain an insider trading policy, applicable to all directors, officers and employees and other designated service providers.  The policy provides that these persons may not (i) buy, sell or engage in other transactions in our securities while aware of material non-public information about our Company; (ii) buy or sell securities of other companies while aware of material non-public information about those companies that they become aware of as a result of business dealings with our Company, or (iii) disclose material non-public information to any unauthorized persons outside of our Company.  In addition, officers and directors are prohibited from purchasing or selling options on our common stock or engaging in short sales of our common stock.  Officers and directors are discouraged from engaging in hedging or monetizing transactions (such as prepaid variable forwards, collars, equity swaps or similar derivative securities that are linked to our common stock), and must obtain prior approval to engage in such transactions.  The policy also requires officers, directors and certain other identified employees to obtain pre-clearance for any trading, and subjects these persons to a defined trading blackout period.

Stock Ownership Guidelines for Non-Employee Directors and Chief Executive Officer

Our Board has adopted ownership guidelines to align the interests of its directors and our Chief Executive Officer with the interests of our stockholders.  These guidelines encourage our directors and our Chief Executive Officer to maintain a significant ownership stake over their tenure.  It is expected that each director and the Chief Executive Officer shall attain the applicable share ownership level within five years of his or her initial election or appointment, or for non-employee directors that were members of the Board at the time the policy was adopted, within five years of adoption of the policy.  As of the date of this proxy statement, our Chief Executive Officer and our directors have made progress towards meeting the ownership guidelines.

As a guideline, a non-employee director is expected to own shares of our common stock equal in value to at least three times the amount of his or her applicable annual retainer fee.  As a guideline, our Chief Executive Officer is expected to own shares of our common stock equal in value to at least six times the amount of his or her annual base salary.

In calculating compliance with the guidelines, each director and the Chief Executive Officer shall be credited for each share of common stock beneficially owned by him or her, including shares held in benefit plans, each share of vested and non-vested restricted stock, and each restricted stock unit.  The Compensation Committee will review from time to time the ownership guidelines and recommend any changes for approval by our Board as appropriate, and expects to review the ownership guidelines during 2017.

Communications with Directors

Stockholders may send communications to our Board, the Chairman, any individual director or group of directors, or any Board committee by using the contact information provided on our website.  Stockholders also may send communications by letter addressed to our Secretary, Attn: Board of Directors, Summer Infant, Inc., 1275 Park East Drive, Woonsocket, Rhode Island 02895.  Communications may also be received and reviewed by our Chairman or members of senior management.  Stockholder concerns about our accounting, internal controls, auditing matters or business practices will be reported to the Audit and Finance Committee.  All other concerns will be reported to the appropriate committee(s) of our Board.

Director Compensation

For fiscal 2016, the following director compensation program was in place for our non-employee directors other than our Chairman of the Board:

•                  an annual retainer fee of $45,000;

•                  for any meetings beyond four regularly scheduled board meetings per year, a fee of $1,000 for each board meeting attended in person;

•                  the chairpersons of the Audit, Compensation and Nominating/Governance Committees received an additional annual fee of $15,000, $10,000, and $8,000, respectively;

•                  each director serving as a member of the Audit, Compensation and Nominating/Governance Committees (other than the chairperson of each such committee) received an annual fee of $5,000; and

•                  each director received an annual equity award, in the form of shares of our common stock, on the date of our annual meeting of stockholders, equal to the lesser of (i)7,500 shares or (ii) the number of shares to be calculated by dividing $30,000 by the fair market value of our common stock on such date.

We also generally reimburse non-employee directors for travel expenses incurred in connection with their duties as directors.  In addition, our Board of Directors may from time to time also provide for cash compensation, as recommended by the Compensation Committee, payable to members of special or ad hoc committees of the Board of Directors.

Other than as disclosed in this proxy statement, we do not pay any directors who are also executive officers any additional compensation for service as directors.

Chairman of the Board Compensation.  For a portion of 2016 (from January to August 2016), our Board was led by our executive Chairman of the Board, who received compensation in 2016 of a monthly cash stipend of $17,400.  In addition, our executive Chairman of the Board was entitled to a cash bonus opportunity of up to $50,000 upon achievement of projects specified by the Board, such achievement to be determined in the sole discretion of the Board; and received, in 2015, a performance-based restricted stock unit award based on the achievement of specified stock price performance under our 2012 Incentive Compensation Plan, having a performance period of approximately two years and expiring on the date of the annual stockholder meeting held in 2017.

For a portion of 2016, our Lead Director received a $10,000 annual retainer in addition to the non-employee director compensation described above.  In August 2016, Ms. Marino was appointed independent, non-executive, Chairwoman of the Board.  The independent, non-executive Chairwoman compensation is the same compensation as the other non-employee directors described above except that (i) the annual retainer fee is $90,000 and (ii) the annual equity award is 15,000 shares.

Director Compensation in 2016

The following table shows non-employee director compensation in 2016.  Mr. Stebenne served as our Chief Executive Officer until July 13, 2016, and thereafter solely as a director.  The table below reflects only the compensation Mr. Stebenne received as a director following his resignation as Chief Executive Officer, and Mr. Stebenne did not receive any additional compensation for his service as a director while he was our Chief Executive Officer.  For information on compensation received by Mr. Stebenne for his services as Chief Executive Officer, President and Chief Operating Officer, please see “Executive Compensation - Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Dan Almagor (4)	228,060	—	—	34,600	262,660
Evelyn D’An (5)	9,333	15,225	—	—	24,558
Marty Fogelman	60,000	14,625	—	—	74,625
Robin Marino	71,833	34,200	—	—	106,033
Alan Mustacchi	62,083	14,625	—	—	76,708
Derial H. Sanders (6)	32,083	—	—	—	32,083
Robert Stebenne	1,000	14,625	—	—	15,625
Richard Wenz (7)	41,000	—	—	—	41,000
Stephen J. Zelkowicz	56,250	14,625	—	—	70,875

(1)         Represents fees earned or paid in cash in 2016, including annual retainer fees, committee fees and fees for special Board projects.

(2)         The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  Assumptions used in the calculation of these amounts are included in Note 6 to our audited consolidated financial statements for the fiscal year ended December 31, 2016, included in our Annual Report on Form 10-K filed with the SEC on February 22, 2017.

(3)         As of December 31, 2016, the number of fully-vested options outstanding for each director was as follows: Mr. Fogelman, 40,000; Mr. Stebenne, 151,104; and Mr. Wenz, 40,000.

(4)         Mr. Almagor stepped down from our Board on August 3, 2016.  The amount reflected in “Fees Earned or Paid in Cash” includes amounts that were earned for fiscal 2015, but paid in 2016.  The amount reflected in the “All Other Compensation” table represent a $25,000 bonus approved by the Board and a lump sum payment of $9,600 to Mr. Almagor in connection with his departure from the Board.

(5)         Ms. D’An was elected to the Board of Directors on November 2, 2016

(6)         Mr. Sanders stepped down from our Board on August 3, 2016.

(7)         Mr. Wenz passed away on June 29, 2016.

PROPOSAL NO. 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (known as the Dodd-Frank Act), provides that a public company’s proxy statement in connection with the Company’s annual meeting of stockholders must, at least once every three years, allow stockholders to cast an advisory, nonbinding vote regarding the compensation of our named executive officers as disclosed in accordance with the SEC’s rules.

As discussed under “Executive Compensation” below, our compensation programs are designed to attract, motivate and retain highly qualified executives and seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives.  For example, our annual performance bonus programs are designed to reward individuals for performance based primarily on our financial results and their achievement of personal and corporate goals that contribute to our long-term goal of building stockholder value.  Grants of equity-based awards are intended to provide additional incentive to work to enhance long-term total return to stockholders and to align the interests of our executives with those of our stockholders.  For additional information on our executive compensation programs, including specific information about compensation paid by us in 2016, please read the information set forth in the “Executive Compensation” section below, including the tables and narrative descriptions.

At the Annual Meeting, we will ask our stockholders to approve our named executive officer compensation for 2016 as described in this proxy statement.  This proposal, referred to as a “Say-on-Pay Proposal,” provides our stockholders with the opportunity to express their views on our named executive officers’ compensation.  Accordingly, we will present the following advisory Say-on-Pay Proposal at the meeting for stockholder approval:

“RESOLVED, that, the compensation paid to our Company’s named executive officers in 2016, as disclosed in this proxy statement for the Company’s 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative disclosure, is hereby approved.”

This say-on-pay vote is advisory, and therefore not binding on our Company, the Compensation Committee or our Board.  However, the Compensation Committee intends to review the results of the advisory vote and will be cognizant of the feedback received from the voting results as it completes its annual review and engages in the compensation planning process.

Vote Required

We will consider the proposal to be approved if a majority of votes are cast “FOR” the proposal.  Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

Recommendation

Our Board recommends that stockholders vote “FOR” the approval, on an advisory basis, of the 2016 compensation of our named executive officers as described in this proxy statement.

PROPOSAL NO. 3

TO REAPPROVE, FOR PURPOSES OF SECTION 162(m)
OF THE INTERNAL REVENUE CODE, THE PERFORMANCE MEASURES
UNDER THE COMPANY’S 2012 INCENTIVE COMPENSATION PLAN, AS AMENDED

Proposal

At the Annual Meeting, we are asking our stockholders to reapprove the Company’s 2012 Incentive Compensation Plan, as previously amended (the “2012 Plan”), solely for the purpose of preserving our ability to deduct compensation that may qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).  Stockholders are not being asked to approve any amendments to the 2012 Plan or any increase in the number of shares available to be granted under the 2012 Plan, and the 2012 Plan will continue in full force and effect.

Pursuant to Section 162(m), a public company generally may not deduct for federal income tax purposes compensation paid to its chief executive officer or any of its three most highly compensated executive officers (within the meaning of Section 162(m), which excludes the principal financial officer) (together, the “covered employees”) that exceeds $1 million in any single year.  However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, a company may generally deduct such compensation for federal income tax purposes even if it exceeds $1 million in a single year.

The requirements of Section 162(m) for performance-based compensation include, but are not limited to, stockholder approval of the material terms of the performance goals under which such compensation is paid and the reapproval of such performance goals no less frequently than every five years.  Because the material terms of the performance goals under the 2012 Plan were last approved by our stockholders on June 14, 2012, our Board is seeking reapproval of the performance goals at this year’s annual meeting.

Our Board believes that it is in our interest and the interests of our stockholders to maintain an incentive plan under which performance-based awards made to our named executive officers may qualify for deductibility for federal income tax purposes.  The sole effect of stockholders’ reapproval of the material terms of the performance goals under the 2012 Plan is to facilitate continued compliance with applicable legal requirements, so that certain incentive awards granted to the covered employees under the 2012 Plan may qualify as tax deductible performance-based compensation under Section 162(m).  While reapproval of the performance goals is required for compensation to qualify as “performance-based compensation” under Section 162(m), not all 2012 Plan awards or other compensation approved by the Compensation Committee are intended to qualify, or if intended to qualify, will qualify as “performance-based compensation” or otherwise be deductible.  Nothing in this proposal precludes the Company from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

For purposes of Section 162(m), the material terms of the performance goals we are asking stockholders to reapprove include the employees eligible to receive compensation under the 2012 Plan, the business criteria on which the performance goals are based and the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects is discussed below, and stockholder approval of this Proposal No. 3 constitutes approval of each of these aspects for purposes of the Section 162(m) stockholder approval requirements.

The employees eligible to receive compensation under the 2012 Plan and the maximum amount of compensation that can be paid to an employee under the performance goals are described below under “Summary of the 2012 Plan — Eligibility” and “Summary of the 2012 Plan — Annual Per-Person Limitations,” respectively.

The business criteria upon which the Committee may establish performance goals for awards under the 2012 Plan include, on a consolidated basis, or for related entities (as defined in the 2012 Plan), or for business or geographical units of the Company or a related entity (except with respect to the total stockholder return and earnings per share criteria): (i) earnings per share; (ii) revenues or margins; (iii) cash flow; (iv) operating margin; (v) return on net assets, investment, capital, or equity; (vi) economic value added; (vii) direct contribution; (viii) net income; (ix) pretax earnings; (x) earnings before interest and taxes; (xi) earnings before interest, taxes, depreciation and amortization; (xii) earnings after interest expense and before extraordinary or special items; (xiii) operating income or income from operations; (xiv) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (xv) working capital; (xvi) management of fixed costs or variable costs; (xvii) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (xviii) total stockholder return; (xix) debt reduction or refinancing; (xx) market share; (xxi) entry into new markets, either geographically or by business unit; (xxii) customer retention and satisfaction; (xxiii) strategic plan development and implementation, including turnaround plans; and (xxiv) management of product distribution by type or customer; and (xxv) the fair market value (as defined below under “Summary of the 2012 Plan — Types of Awards Authorized under the 2012 Plan — Stock Options and Stock Appreciation Rights”) of our common stock.

The foregoing business criteria may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee or other committee designated by our Board to administer the 2012 Plan which is comprised of not less than two non-employee directors who are independent (the “Committee”), including a group of companies that are comparable to the Company.  In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee shall exclude the impact of any (1) restructurings, discontinued operations, mergers or acquisitions, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (2) event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (3) change in accounting standards required by generally accepted accounting principles; or (4) such other exclusions or adjustments as the Committee specifies at the time an award is granted under the 2012 Plan.

A copy of the 2012 Plan is attached to this proxy statement as Annex A and is incorporated herein by reference. A summary of the material terms of the 2012 Plan is set forth below. Such summary does not purport to be a complete description of the 2012 Plan and is qualified in its entirety by reference to the complete copy of the 2012 Plan in Annex A.

Summary of the 2012 Plan

This summary relates to shares of our common stock which may be offered to participants pursuant to the 2012 Plan.  The purpose of the 2012 Plan is to assist the Company and its related entities in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and persons who provide services to the Company or its related entities by enabling such persons to acquire or increase a proprietary interest in the Company, thereby strengthening the mutuality of interests between such persons and the Company’s stockholders, and by providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

As of March 30, 2017, there were 1,261,192 shares of common stock available for grant under the 2012 Plan.  Outstanding awards under the 2012 Plan as of March 30, 2017 included (i) options to purchase 214,230 shares of our common stock and (ii) 55,234 shares of unvested restricted stock.

Eligibility

The persons eligible to receive awards under the 2012 Plan are the officers, directors, employees, consultants and other persons who provide services to the Company or any related entity.  The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Internal Revenue Code, respectively), are eligible for purposes of receiving any incentive stock options, also known as ISOs.  An employee on leave of absence may be considered as still in the employ of the Company or a related entity for purposes of eligibility for participation in the 2012 Plan.

Administration

The 2012 Plan is administered by the Committee. However, the Board can elect to administer the 2012 Plan.  Subject to the terms of the 2012 Plan, the Committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the 2012 Plan, construe and interpret the 2012 Plan and award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2012 Plan.  The Committee may also, in its sole discretion and subject to certain limitations, delegate its authority to grant awards under the 2012 Plan to a specific person or group of persons.

Shares Available for Awards

Under the 2012 Plan, the total number of shares of our common stock reserved and available for delivery under the 2012 Plan at any time during the term of the 2012 Plan shall be 1,700,000, subject to adjustment as provided for in the 2012 Plan.  Shares of our common stock under awards that are forfeited, expire or otherwise terminate without issuance of such shares will again be available for delivery with respect to awards under the 2012 Plan.  However, shares of our common stock will not again be available for delivery with respect to awards under the 2012 Plan if (i) such shares are tendered or withheld (either actually or by attestation) upon exercise or settlement of an award or (ii) such shares are tendered or withheld (either actually or by attestation) to pay tax withholding requirements.  In addition, shares of our common stock subject to a stock appreciation right, or SAR, will be counted against the pool of available shares as granted (not settled) with respect to awards under the 2012 Plan.  Any shares of our common stock repurchased by the Company in the open market using proceeds from option exercises shall not be available for awards under the 2012 Plan.  Awards issued in substitution for awards previously granted by a company acquired by the Company or a related entity, or with which the Company or a related entity combines, do not reduce the limit on grants of awards under the 2012 Plan.

Annual Per-Person Limitations

The 2012 Plan imposes individual limitations on the amount of certain awards, in part to comply with Section 162(m) of the Internal Revenue Code.  Under these limitations, during any 12-month period, no participant may be granted (i) stock options or stock appreciation rights with respect to more than 750,000 shares of common stock, or (ii) shares of restricted stock, restricted stock units, performance shares and other stock based-awards with respect to more than 750,000 shares of common stock, in each case, subject to adjustment in certain circumstances.  The maximum amount that may be paid out as performance awards in cash or other property (excluding shares of our common stock) in any 12-month performance period is $3,000,000.

Types of Awards Authorized under the 2012 Plan

Stock Options and Stock Appreciation Rights.  The Committee is authorized to grant stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right.  The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Committee.  The exercise price per share of stock options shall be no less than 100% of the fair market value of a share of common stock on the date such stock option is granted.  An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of the Company or any parent company (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a share of common stock on the date such ISO is granted.

For purposes of the 2012 Plan, the term “fair market value” means the fair market value of common stock, awards or other property as determined by the Committee or under procedures established by the Committee.  Unless otherwise determined by the Committee, the fair market value of common stock as of any given date is the closing sales price per share of common stock as reported on the principal stock exchange or market on which common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.  The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Committee, except that no option or stock appreciation right may have a term exceeding ten years, and no ISO granted to a 10% stockholder (as described above) may have a term exceeding five years (to the extent required by the Internal Revenue Code at the time of grant).  Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the Committee.  The Committee, thus, may permit the exercise price of options awarded under the 2012 Plan to be paid in cash, shares, other awards or other property (including loans to participants).

Restricted Stock and Restricted Stock Units.  The Committee is authorized to grant restricted stock and restricted stock units.  Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which is subject to such risks of forfeiture and other restrictions as the Committee may impose.  A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the Committee.  An award of restricted stock units confers upon a participant the right to receive shares of common stock or cash equal to the fair market value of the specified number of shares of common stock covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose.  These awards may be subject to the satisfaction of performance-based criteria and qualify as performance awards for purposes of Section 162(m) of the Internal Revenue Code, as discussed below under “Performance Awards.”  Prior to settlement, an award of restricted stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

The Committee is also authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments in connection with a restricted stock unit award.  Dividend equivalents may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the Committee.  If dividend equivalent rights are granted in connection with a restricted stock unit award that is subject to performance-based vesting, such dividend equivalent shall only be paid based on the actual number of shares earned as determined at the end of the applicable performance period.

Bonus Stock, Non-Employee Director Awards and Awards in Lieu of Obligations.  The Committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of Company obligations to pay cash or deliver other property under the 2012 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.  The Committee may, in its sole discretion, determine to provide for the grant of unrestricted shares of common stock to non-employee directors in recognition of their services to our Board in addition to any other compensation paid to our non-employee directors.

Performance Awards.  The Committee is authorized to grant performance awards to participants on terms and conditions established by the Committee, which awards may consist of shares of our common stock, cash, restricted stock awards, or restricted stock units.  The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Committee upon the grant of the performance award.  Performance awards may be valued by reference to a designated number of shares of common stock (in which case they are referred to as performance shares) or by reference to a designated amount of property, including cash (in which case they are referred to as performance units).  Performance awards may be settled by delivery of cash, shares of common stock or other property, or any combination thereof, as determined by the Committee.  Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be covered employees will, if and to the extent intended by the Committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by the Company under Section 162(m) of the Internal Revenue Code.  If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by the Committee and not the Board.

The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Stock-Based Awards.  The Committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock.  The Committee determines the terms and conditions of such awards.

Other Terms of Awards

Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the Committee.  The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles.  The Committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of its obligations under the 2012 Plan.  The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations.  Awards granted under the 2012 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers, subject to any terms and conditions the Committee may impose thereon.

Awards under the 2012 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.  The Committee may, however, grant awards in exchange for other awards under the 2012 Plan, awards under other company plans, or other rights to receive payment from the Company, and may grant awards in addition to or in combination with such other awards or rights.

The 2012 Plan prohibits repricing of equity awards, whether by amending an existing award or exchanging a new award at a lower price without prior stockholder approval.

Effect of a Change in Control

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and vesting, if so provided in the award agreement or otherwise determined by the Committee, shall occur automatically upon the consummation of a “change in control” of the Company, as defined in the 2012 Plan.  However, unless otherwise determined by the Committee, acceleration of or lapsing of vesting in connection with an award shall not occur if either (1) the Company is the surviving entity in the change in control transaction or (2) the successor company in the change in control transaction assumes or substitutes for the award.  With respect to any award subject to the achievement of performance-based goals, the Committee may, in its discretion, determine that all or a portion of the applicable performance goals have been met based upon the actual achievement of such goals as of the date of the consummation of the change in control.

Adjustments

The Committee is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate.  These adjustments include changing the number and type of shares to be issued under the 2012 Plan, changing the per-person limitations on awards and the grant, purchase or exercise price of an award, and changing the restriction on the total amount of awards that may be granted.  The

Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Amendment and Termination

The Board may amend, alter, suspend, discontinue or terminate the 2012 Plan or the Committee’s authority to grant awards without further stockholder approval, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted.  Thus, stockholder approval may not necessarily be required for every amendment to the 2012 Plan which might increase the cost of the 2012 Plan or alter the eligibility of persons to receive awards.  Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable.  Unless earlier terminated by the Board, the 2012 Plan will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under the 2012 Plan or (b) the tenth anniversary of the effective date of the 2012 Plan.  Awards outstanding upon expiration of the 2012 Plan shall remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The 2012 Plan is not qualified under the provisions of section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options.  An optionee generally is not taxable upon the grant of a nonqualified stock option granted under the 2012 Plan.  On exercise of a nonqualified stock option granted under the 2012 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price.  If the optionee is an employee of the Company or a related entity, that income will be subject to the withholding of Federal income tax.  The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of our common stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them.  The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he or she had paid the exercise price in cash.  If a separate identifiable stock certificate or other indicia of ownership is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate or other indicia of ownership will be equal to his or her tax basis in the shares delivered, and his or her holding period for those shares will include his or her holding period for the shares delivered.  The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Incentive Stock Options.  The 2012 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Internal Revenue Code, which we refer to as ISOs.  Generally, an optionee is not subject to tax upon the grant or exercise of an ISO.  In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which we refer to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price.  If, however, the disqualifying disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale.  If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the required holding period for those shares is treated as making a disqualifying disposition of those shares.  This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised.  If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share.  If there is a disqualifying disposition in a later year, no income with respect to the disqualifying disposition is included in the optionee’s alternative minimum taxable income for that year.  In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period.  However, if there is a disqualifying disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards.  Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock.  If, however, the stock is non-vested when it is received under the 2012 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock.  A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the stock award, equal to the excess, if any, of the fair market value of the stock on the date the stock award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.  Upon the disposition of any stock received as a stock award under the 2012 Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year from the date as of which he or she would be required to recognize any compensation income.

We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for the

Company and is reasonable in amount, and either the recipient includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Appreciation Rights.  We may grant stock appreciation rights, or SARs, under the 2012 Plan.  Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted.  With respect to SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.  If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.  With respect to SAR granted with an option, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for Federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no Federal income tax deduction allowed to the Company upon the grant or termination of SARs.  Upon the exercise of a SAR, however, we will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

Dividend Equivalents.  Generally, the recipient of a dividend equivalent award in connection with a restricted stock unit award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received.  We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

Section 162 Limitations.           Section 162(m) generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. The 2012 Plan has been structured in a manner such that awards under it can satisfy the requirements for the “performance-based compensation” exclusion from the deduction limitations under Section 162(m) although we cannot guarantee that awards under the 2012 Plan will actually qualify as “performance-based compensation” under Section 162(m).  Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that awards under the 2012 Plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m).

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete.  In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change.  Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

New Plan Benefits

Benefits obtained by our employees under our 2012 Plan are made on a discretionary basis.  Accordingly, it is not possible to determine the benefits that will be received by our executive officers and our other employees under the 2012 Plan in the remainder of fiscal 2017.

Vote Required

The proposal to reapprove the performance goals under the 2012 Plan to preserve our ability to deduct compensation that qualifies as “performance-based compensation” under Section 162(m) will be approved if a majority of votes are cast “FOR” the proposal.  Any abstentions and broker non-votes will not be counted as votes cast on this proposal and, accordingly, will have no effect.  Failure of the Company’s stockholders to approve this proposal will not affect the rights of existing award holders under the 2012 Plan or under any previously granted awards under the 2012 Plan.  However, if this proposal is not approved, the Company may be required to reevaluate its compensation structure because compensation paid to our covered employees in future years may not be deductible by the Company to the extent it exceeds $1,000,000.

Recommendation

Our Board recommends a vote “FOR” the reapproval of the performance measures under the Company’s 2012 Incentive Compensation Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2016, regarding our equity compensation plans.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans [excluding securities reflected in column (a)] (c)

Equity compensation plans approved by stockholders	1,085,861	(1)	$2.96	1,804,422
Equity compensation plans not approved by stockholders	457,500	(2)	2.16	—
Total	1,543,361		$2.74	1,804,422

(1)         Includes 170,932 shares issuable upon vesting of outstanding restricted stock awards granted to employees which have not yet vested.  Such shares are not included in the calculation of the weighted average exercise price reflected in column (b).

(2)         Represents awards granted as inducement grants to newly-hired employees that were not subject to shareholder approval pursuant to applicable Nasdaq Stock Market Rules.  Includes 197,500 shares issuable upon vesting of outstanding restricted stock awards granted to employees which have not yet vested.  Such shares are not included in the calculation of the weighted average exercise price reflected in column (b)

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit and Finance Committee has appointed RSM US LLP as the independent registered public accounting firm to audit the consolidated financial statements of our Company for the fiscal year ending December 30, 2017 and recommends that stockholders vote in favor of the ratification of such appointment.  In the event of a negative vote on such ratification, the Audit and Finance Committee will reconsider its selection.  We anticipate that representatives of RSM will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Fees

The following table shows the aggregate fees paid or accrued for audit and other services provided for fiscal years 2016 and 2015:

	2016	2015
Audit Fees	$345,500	$291,500
Audit-Related Fees	7,000	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$352,500	$291,500

Audit Fees were for professional services rendered for the audit of our annual consolidated financial statements and related procedures and review of consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by RSM in connection with statutory and regulatory filings or engagements.  Audit-Related Fees were for reviews of registration statements and related consents.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit and Finance Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The independent registered public accounting firm and management are required to periodically report to the Audit and Finance Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date.  The Audit and Finance Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

A majority of shares cast “FOR” the proposal are required for approval.  Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

Recommendation

Our Board recommends that stockholders vote “FOR” the ratification of RSM US LLP as independent registered public accounting firm for the Company for the fiscal year ending December 30, 2017.

AUDIT COMMITTEE REPORT

This Audit Committee Report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act.  Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, this report shall not be incorporated by reference into any such filings.

The Audit and Finance Committee (the “Audit Committee”) reviews our financial reporting process on behalf of our Board.  Management has the primary responsibility for the financial statements and the reporting process.  Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

In this context, the Audit Committee has reviewed and discussed our audited financial statements with management and the independent auditors.  The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (the “PCAOB”).  In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.  In addition, the Audit Committee has considered whether the independent auditor’s provision of non-audit services to us is compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

The foregoing report has been furnished by the Audit Committee.

Alan Mustacchi, Chairman

Evelyn D’An
Robin Marino

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 3, 2017 by:

•                  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•                  each of our directors and named executive officers listed in the Summary Compensation Table under the section entitled “Executive Compensation”; and

•                  all of our current executive officers and directors as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)(3)	Percent of Common Stock (4)
5% Stockholders
Wynnefield Capital Management LLC and related parties (5)	5,789,794	31.3%
Jason Macari (6)	2,999,542	16.2%
Paradigm Capital Management, Inc. (7)	1,777,942	9.6%
Privet Fund LP and related parties (8)	1,640,506	8.9%

Directors and Named Executive Officers
Dan Almagor	471,035	2.5%
Evelyn D’An	—	—
Marty Fogelman	52,464	*
Robin Marino	163,648	*
Mark Messner	10,000	*
William E. Mote, Jr.	42,632	*
Alan Mustacchi	20,000	*
Derial Sanders	36,964	*
Robert Stebenne (9)	311,910	1.7%
Richard Wenz	141,231	*
Stephen J. Zelkowicz	19,032	*
All current directors and executive officers as a group (8 persons)(10)	619,686	3.3%

*                 Less than 1%

(1)         Unless otherwise noted, the business address of each named person is 1275 Park East Drive, Woonsocket, Rhode Island 02895.

(2)         Unless otherwise noted, each person named in the table has sole voting and investment power with regard to all shares beneficially owned, subject to applicable community property laws.

(3)         Includes the following number of shares that may be acquired through the vesting of restricted stock awards or stock options exercisable within 60 days of April 3, 2017 as follows:

Directors and Named Executive Officers	Options Exercisable/Stock Vesting
Mr. Mote	33,750
Mr. Mustacchi	2,500
Mr. Stebenne	111,104

(4)         The percentages shown are calculated based on 18,506,297 shares of common stock issued and outstanding on April 3, 2017.  In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of April 3, 2017 are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.

(5)         The information is as reported on Amendment No. 8 to Schedule 13D filed with the SEC on November 29, 2016 and a Form 4 filed with the SEC on March 14, 2017.  The address for Wynnefield Capital Management, LLC and related entities is 450 Seventh Avenue, Suite 509, New York, NY 10123.  Of the shares indicated, 1,748,873 shares are beneficially owned by Wynnefield Partners Small Cap Value, L.P. (“Partners”), 2,693,852 shares are beneficially owned by Wynnefield Partners Small Cap Value, L.P. I (“Partners I”), 1,194,033 shares are beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd. (“Fund”), and 153,306 shares are beneficially owned by Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan (“Plan”).

Wynnefield Capital Management, LLC (“WCM”) is the sole general partner of Partners and Partners I and, accordingly, may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the shares that Partners and Partners I beneficially own. WCM, as the sole general partner of Partners and Partners I, has the sole power to direct the voting and disposition of the shares that Partners and Partners I beneficially own.  Nelson Obus and Joshua Landes are the co-managing members of WCM and, accordingly, each of Messrs. Obus and Landes may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the shares that WCM may be deemed to beneficially own. Each of Messrs. Obus and Landes, as co-managing members of WCM, share the power to direct the voting and disposition of the shares that WCM may be deemed to beneficially own.

Wynnefield Capital, Inc. (“WCI”) is the sole investment manager of the Fund and, accordingly, may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the shares that the Fund beneficially owns.  WCI, as the sole investment manager of the Fund, has the sole power to direct the voting and disposition of the shares that the Fund beneficially owns. Messrs. Obus and Landes are executive officers of WCI and, accordingly, each may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the shares that WCI may be deemed to beneficially own.  Messrs. Obus and Landes, as executive officers of WCI, share the power to direct the voting and disposition of the shares that WCI may be deemed to beneficially own.

The Plan is an employee profit sharing plan.  Messrs. Obus and Landes are the co-trustees of the Plan and accordingly, Messrs. Obus and Landes may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the shares that the Plan may be deemed to beneficially own.  Each of Messrs. Obus and Landes, as the trustees of the Plan, shares with the other the power to direct the voting and disposition of the shares beneficially owned by the Plan.

The information set forth in this footnote with respect to WCM, WCI and Messrs. Obus and Landes, shall not be considered an admission that any of such persons, for the purpose of Section 16(b) of the Exchange Act, are the beneficial owners of any shares in which such persons do not have a pecuniary interest. Each of WCM, WCI and Messrs. Obus and Landes disclaims any beneficial ownership of these shares.

(6)         The information is as reported on Amendment No. 2 to Schedule 13D filed with the SEC on September 16, 2016 and a Form 4 filed on January 11, 2017.  The address of Mr. Macari is 3100 Diamond Hill Road, Cumberland, RI  02864.

(7)         The information is as reported on Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2017.  The address of Paradigm Capital Management, Inc. is Nine Elk Street, Albany, NY 12207.

(8)         The information is as reported on Amendment No. 2 to Schedule 13D filed with the SEC on November 18, 2016.  The address of Privet Fund LP (“Privet”) is 79 West Paces Ferry Road, Suite 200B, Atlanta, GA  30305.  Privet Management LLC (“Privet Management”) is the Managing Partner of Privet, and Ryan Levenson is the sole managing member of Privet Management.  Accordingly, Privet Management and Mr. Levenson may be deemed to hold shared voting and dispositive power with respect to the shares held by Privet.  Each of Privet, Privet Management and Mr. Levenson could be deemed to beneficially own the shares indicated, however each of Privet, Privet Management and Mr. Levenson (each a “Reporting Person”) disclaims beneficial ownership of the shares held by each other Reporting Person.

(9)         The shares are held indirectly through the Robert Stebenne Revocable Trust.

(10)  Includes an aggregate of 142,604 shares that may be acquired through the vesting of stock options exercisable within 60 days of April 3, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities.  Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such reports furnished to us during the fiscal year ended December 31, 2016 and on written representations from our officers, directors and 10% stockholders known to us, we believe that each person who, at any time during the fiscal year, was a director, officer or beneficial owner of more than 10% of our common stock, complied with all Section 16(a) requirements during the fiscal year, except for the following: (1) Mr. Messner filed a Form 4 late reporting the purchase of shares of our common stock; (2) Mr. Mote filed a Form 5 reporting the withholding of shares to satisfy tax liability upon vesting of restricted shares in 2016; and (3) Mr. Almagor filed a Form 4 late reporting the vesting of a portion of outstanding performance-based restricted stock units.

EXECUTIVE OFFICERS

Information concerning our current executive officers is set forth below.  All executive officers hold their positions for an indefinite term and serve at the pleasure of our Board.

Current Executive Officers

Mark Messner, 51, was appointed President and Chief Executive Officer of the Company in July 2016.  Additional biographical information about Mr. Messner is included above under “Proposal No. 1 — Election of Directors.”

William E. Mote, Jr., 47, was appointed our Chief Financial Officer in November 2014.  Prior to joining our Company, from February 2013 to November 2014 Mr. Mote was Chief Financial Officer of the Poarch Band of Creek Indians, the largest hospitality and gaming operator in Alabama, where he was responsible for all financial operations of the Sovereign Nation.  From January 2010 to February 2013, Mr. Mote was Executive Vice President of Finance at JAKKS Pacific, a diversified children’s entertainment company, where he was a member of the executive team in charge of worldwide financial operations.  Prior to joining JAKKS Pacific, Mr. Mote was Vice President and Corporate Controller at Easton-Bell Sports, Inc. from 2005 to 2010, where he was responsible for worldwide financial planning and analysis and strategic planning.  Mr. Mote spent five years working in various global finance positions with increasing responsibility at Hewlett-Packard Company beginning in 2000.  Mr. Mote is a Certified Public Accountant and holds a M.B.A. and a B.S. in Accounting from Louisiana State University.

EXECUTIVE COMPENSATION

Executive Summary

We are a premier infant and juvenile products company originally founded in 1985.  We are a leader in product innovation in the juvenile industry, providing mothers and caregivers a full range of high quality, high value products to care for babies and toddlers. Our industry is highly competitive and has many participants, and our ability to compete effectively in our industry is dependent in part on our ability to attract, motivate and retain key management personnel and other qualified employees.  The Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended over time to bring base salaries and total executive compensation in line with approximately the median (50th percentile) of the companies represented in our peer group.  However, we have not been able to compensate our executives at this level in past years due to our Company’s financial performance, stock price and the limited pool of shares available for issuance under our equity plans.  Short-term incentive compensation, based on the achievement of specified goals and objectives, may be awarded in the form of a cash performance bonus.  We also provide equity awards to reward our executives for long-term Company performance and to align their interests with the interests of our stockholders.  Total compensation may vary significantly from year-to-year based on a combination of total Company and individual performance.

2016 Company Performance

In fiscal 2016, we continued to focus on our core product offerings, phasing out less profitable categories, and improving our balance sheet and working capital positions.  Sales for fiscal 2016 decreased 5.6% compared to fiscal 2015 due predominantly to the phasing out of less profitable product categories, unfavorable foreign exchange rates and lower than expected sales of certain products.  We paid down $6.5 million of debt, lowering our interest expense in tandem, and also reduced general and administrative expenses by more than 10%.  We also saw improvement in our gross margin in fiscal 2016.

CEO Transition

In June 2016, we announced a transition in the Chief Executive Officer role, with Mark Messner succeeding Robert Stebenne effective July 13, 2016.  With Mr. Messner leading our management team, the Company hopes to build on its portfolio of core brands and track record of new product development to achieve future growth.

Mr. Stebenne served as our Chief Executive Officer from May 5, 2015 until July 13, 2016.  As described below under “Agreements with Former Named Executive Officers,” the Company elected to invoke the non-competition provisions of the Company’s non-competition, non-disclosure and developments agreement with Mr. Stebenne pursuant to which the Company pays Mr. Stebenne a total amount equal to half his base salary (approximately $150,000) payable over the 12-month period of the non-compete.  Mr. Stebenne continued to serve as a director of the Company through 2016, and compensation he received in that capacity is set forth in the “Director Compensation in 2016” table above.

In connection with his appointment as Chief Executive Officer effective July 13, 2016, we entered into an employment agreement with Mr. Messner.  In connection with his employment, Mr. Messner will receive a base salary at an annual gross rate of $400,000, and received a signing bonus of $20,000.  Mr. Messner is eligible to receive bonuses under the Company’s annual short-term incentive plan of 80% of his base salary and up to a maximum of 160% of his base salary.  Mr. Messner received inducement equity grants as follows: (i) a stock option to purchase 100,000 shares of the Company’s common stock, (ii) 50,000 restricted shares of the Company’s common stock, and a performance-based restricted stock unit grant (“RSUs”).  The stock option award and restricted share grant vest in four equal yearly installments, subject to Mr. Messner’s continued employment.  The RSUs will vest upon the Company’s achievement of certain adjusted EBITDA margin goals during the Company’s 2017 and 2018 fiscal years, with 50,000 RSUs vesting if a specified margin is achieved in fiscal 2017 and 50,000 RSUs vesting if a specified margin is achieved in fiscal 2018.  Additional information concerning Mr. Messner’s employment agreements may be found below under “Employment Arrangements and Change in Control Agreements with Current Named Executive Officers.”  In 2017, as further incentive to Mr. Messner, the Compensation Committee recommended, and the Board approved, a one-time, discretionary $80,000 cash bonus to Mr. Messner, subject to forfeiture if Mr. Messner leaves the Company for any reason within 12 months of the date of the award.

2016 Short-Term Incentive Plan Payout

Based on the Company’s performance in fiscal 2016, we had a modest bonus payout under our annual incentive bonus program equal to 30.0% of target bonus to eligible named executive officers and employees.  Our equity awards granted in fiscal 2016 were generally below the market 25th percentile for similar companies due to our stock price.

The following chart shows the mix of total direct compensation actually earned by our Chief Executive Officer for fiscal 2016.

CEO 2016 Total Direct Compensation (1)

(1)         Reflects solely the 2016 compensation of Mr. Messner, who was appointed Chief Executive Officer in July 2016.  “Cash Bonus” consists of bonus under 2016 annual short-term incentive program, and excludes a $20,000 signing bonus.

Compensation Philosophy and Objectives

Our Board has appointed a Compensation Committee consisting of independent directors as required by applicable SEC and Nasdaq Stock Market rules.  The Compensation Committee is authorized to determine and approve, or make recommendations to our Board with respect to, the compensation of our Chief Executive Officer and our other executive officers and to grant or recommend the grant of stock-based compensation to our Chief Executive Officer and other executive officers.  The Compensation Committee also reviews our compensation policies and practices for all employees.

Our philosophy is to compensate our executives at levels that enable us to attract, motivate and retain highly qualified executives.  As our business evolves, we seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives.  We will continue to establish an annual bonus program designed to reward individuals for performance based primarily on our financial results and their achievement of personal and corporate goals that contribute to our long-term goal of building stockholder value.  Grants of stock-based awards are intended to provide additional incentive to executives to work to enhance long-term total return to stockholders and to align the interests of our executives with those of our stockholders.  Total compensation levels reflect the executive’s position, responsibilities, tenure, individual experience and achievement of goals.  As a result of our performance-based philosophy, compensation levels may vary from year to year and among our various executive officers with fixed and variable pay components.

Compensation Components

Each year the Compensation Committee reviews the various components of executive compensation to determine an appropriate mix for each named executive officer, as described below.  In determining each component of an executive’s compensation, numerous factors are considered, including:

•                  the individual’s particular background and circumstances, including prior relevant work experience;

•                  the demand for individuals with the individual’s specific expertise and experience;

•                  the individual’s role with us and the compensation paid to similar positions determined through benchmark studies;

•                  the individual’s performance and contribution to the achievement of Company goals and objectives;

•                  comparison to other executives within our Company; and

•                  the overall financial performance of our Company.

Base Salary.  The Compensation Committee strives to provide salaries to executives that are competitive with those paid by comparable companies for similar work, based on each executive’s experience and performance.  We target cash compensation at market median levels to help attract and retain executive talent.  When setting executive pay, the Compensation Committee considers a combination of factors as outlined in the bulleted list above.  In addition, in the case of new hires, the Compensation Committee will also consider the current recruitment market and negotiations with the specific individual.

Following the end of each fiscal year, the Compensation Committee reviews executives’ base salaries, and takes into consideration each executive’s performance, achievement of specific short-term goals and our Company’s performance in the prior year.  The Compensation Committee also meets with the Chief Executive Officer to review base salary recommendations for other named executive officers, including his performance evaluation of all such persons and the basis of the recommendations, the scope of each person’s duties, oversight responsibilities and individual objectives and goals against results achieved for the applicable fiscal year.

Annual Incentive Bonus.  Our Company generally uses short-term, cash-based incentive compensation programs to recognize and reward executives and other employees who contribute meaningfully to an increase in Company value and profitability.  In general, the funding of the annual incentive bonus pool is dependent upon our Company achieving certain financial targets.  Each named executive officer typically has the ability to receive up to 200% of his or her target bonus award opportunity based on our Company and the individual achieving stretch (or superior) performance levels.  The percentage of the bonus actually paid to each named executive officer depends on the attainment of corporate financial targets and individual performance goals.  In light of the change in management in 2016, the Compensation Committee is in the process of reviewing the structure of its annual incentive bonus program to ensure it is aligned with the Company’s overall business strategy for 2017.

Equity Incentive Awards.  The Compensation Committee believes that stock-based compensation ensures that our executives have a continuing stake in the long-term success of our Company.  In general, long-term incentive awards are targeted between the 25th and 50th percentiles of the compensation peer group with appropriate adjustments for individual and Company performance, though historically awards have generally been at or below the 25th percentile market level due to share constraints and stock price.  In general, long-term incentive awards have been in the form of stock options, restricted stock awards, or a combination of both types of awards.  Vesting for these awards extends over a four-year period, with 25% of the total number of shares subject to an award vesting each year beginning on the first anniversary of the date of grant.  If a named executive officer leaves our Company prior to the completion of the applicable vesting schedule, the unvested portion of the option or stock grant is forfeited unless otherwise provided in his or her employment agreement or termination agreement.  The Compensation Committee also grants equity awards outside of the regular annual grant program for new hires, promotions or other reasons deemed appropriate by the committee.  In addition, with respect to Mr. Messner, the Compensation Committee granted a performance-based restricted stock unit award, as further described below.

Discretionary Bonuses; Perquisites and Fringe Benefits.  The Compensation Committee may, from time to time, desire to recognize individual contributions to the Company and to encourage continued outstanding performance by granting discretionary bonuses, in the form of cash or equity awards.  We provide only certain executive fringe benefits.  Our executives receive health and welfare benefits, such as group medical, dental, life and long-term disability coverage, under plans generally available to all other employees. We believe that our executives should be able to provide for their retirement needs from the total annual compensation they earn based on our performance.  Accordingly, other than an employer matching contribution under our 401(k) plan, which is the same that we provide all of our employees, we do not offer our executives any nonqualified pension plans, supplemental executive retirement plans, deferred compensation plans or other forms of compensation for retirement.  We may provide for fringe benefits, such as auto allowances, commuting benefits, housing or relocation benefits in individually negotiated executive employment agreements in order to attract and retain key executives who are essential to the long-term success of our Company.

Role of the Compensation Committee and Management

The Compensation Committee currently determines the compensation of our Chief Executive Officer and our other executive officers.  Annually, our Compensation Committee, together with our Board, evaluates the performance of our Chief Executive Officer and determines the compensation of our Chief Executive Officer in light of the goals and objectives of our compensation program for that year.  Our Compensation Committee annually assesses the performance of our other executive officers and considers recommendations from our Chief Executive Officer when determining the compensation of our other executive officers.  As discussed below, the Compensation Committee also considers input from other independent directors, our compensation consultant and benchmarking studies and surveys, but retains absolute discretion as to whether to adopt any recommendations as it deems appropriate.

At the request of our Compensation Committee, our Chief Executive Officer and SVP of Human Resources may attend our Compensation Committee meetings, including meetings at which our compensation consultant is present.  This enables our Compensation Committee to review with senior management the corporate and individual goals that are important to achieve our overall success.  Our Compensation Committee ultimately makes all determinations regarding individual and corporate goals and targets.  Our Chief Executive Officer does not attend any portion of meetings at which his compensation is discussed.

Additionally, as part of ongoing efforts to drive outstanding operational and financial performance, the Compensation Committee will, in consultation with its independent compensation consultant, consider changes to our compensation programs as appropriate in response to input from stockholders through our annual Say on Pay vote and evolving factors such as the business environment and competition for talent.  As part of its 2016 compensation setting process, the Compensation Committee reviewed the results of the 2016 stockholder advisory vote, in which approximately 88% of the votes cast were in favor of our executive compensation program.

The Compensation Committee has authority to retain (at our Company’s expense) outside counsel, compensation consultants and other advisors to assist as needed.  The Compensation Committee considers input and recommendations from our outside compensation consultants in connection with its review of our Company’s compensation programs and its annual review of the performance of the other executive officers.  The Compensation Committee has engaged the services of an independent compensation consultant, Pearl Meyer.  As further described below, Pearl Meyer has assisted the Compensation Committee with executive compensation matters.  The Compensation Committee retains Pearl Meyer directly, although in carrying out assignments Pearl Meyer also interacts with management when necessary and appropriate to obtain compensation and performance data.  In addition, Pearl Meyer may, in its discretion, seek input and feedback from management regarding its consulting work product prior to presentation to the committee in order to confirm alignment with our business strategy, identify data questions and other similar issues, if any.  As required under SEC rules, the Compensation Committee reviews the services of its compensation consultants to evaluate whether any conflicts of interest are raised, taking into consideration certain factors, including whether the consultant provides any other services to our Company, the amount of fees our Company pays to the consultant, whether there are any business or personal relationships with an executive officer of our Company or with any committee member, and whether the consultant owns any stock of our Company.  The Compensation Committee determined, based on its evaluation, that the work of Pearl Meyer has not created any conflict of interest.  On an annual basis, the Compensation Committee will continue to monitor the independence of its compensation consultants.

Role of the Compensation Consultant

The Compensation Committee retains Pearl Meyer to provide advice on various compensation matters and recommends compensation program designs, including market trends, peer group composition and compensation for our executive officers.  Pearl Meyer reports directly to the Compensation Committee, meets the independence requirements of applicable SEC rules and does not provide any other services to our Company beyond those requested or approved by the Compensation Committee.  When requested by the Compensation Committee, Pearl Meyer attends meetings of the Compensation Committee, either in person or by telephone.  In 2016, Pearl Meyer assisted the Compensation Committee with the following:

•                  attended Compensation Committee meetings as requested;

•                  provided advice and analysis of the competitiveness of the compensation of the CEO and other senior executives; and

•                  reviewed and provided comments on named executive officers’ compensation and the disclosure regarding executive compensation in the proxy statement for the 2016 annual meeting of stockholders.

Compensation Benchmarking

In determining compensation levels, the Compensation Committee believes that it is important when making compensation-related decisions to be informed as to the practices of publicly-held companies of similar size, revenue and market focus.  As a result, the Compensation Committee relies on its independent compensation consultant to help define the appropriate competitive market using a combination of peer group companies and industry-specific compensation surveys.  The Company’s peer group currently consists of the companies noted below.  The Compensation Committee expects to review its peer group during 2017.

Acme United Corporation	Gaiam, Inc.
Black Diamond. Inc.	JAKKS Pacific, Inc.
Cobra Electronics Corp.	Joe’s Jeans Inc.
Crown Crafts, Inc.	Leapfrog Enterprises Inc.
CSS Industries Inc.	Nautilus Inc.
Delta Apparel, Inc.	Rocky Brands, Inc.
Emerson Radio Corp.	ZAGG Inc.
Escalade Inc.

Named Executive Officer Compensation in 2016

Our named executive officers for 2016 were Mark Messner, President and Chief Executive Officer; William E. Mote, Jr., Chief Financial Officer; and Robert Stebenne, our former President, Chief Executive Officer and Chief Operating Officer until July 2016.  Mr. Messner was appointed our Chief Executive Officer in July 2016 and we entered into an employment agreement with him.  Please see “Employment Arrangements and Change in Control Agreements with Current Named Executive Officers” below for more information regarding Mr. Messner’s employment agreement.

Base Salaries.  As is our practice, we review base salaries for our existing named executive officers each fiscal year.  In 2016, Mr. Mote received a 2% salary increase to a base annual salary of $290,700 and Mr. Stebenne’s salary did not increase.  Mr. Messner was newly-appointed as Chief Executive Officer in 2016, and his base salary was the result of individual negotiation with him.  Please see the Summary Compensation Table below for the actual amounts paid to our named executive officers in 2016 and “Employment.

Annual Incentive Bonus.  In 2016, the Compensation Committee approved an annual incentive bonus program similar to the 2015 plan.  Payouts to our named executive officers (other than Mr. Messner) under the 2016 plan were again based on the achievement of three key metrics, each with a specific weighting: pre-bonus adjusted EBITDA, contribution margin and operating cash flow.  Pursuant to Mr. Messner’s employment agreement, any payout under the 2016 plan was based on the achievement of the same three key metrics plus gross sales revenue and each of these four metrics were assigned specific weightings.  Each metric is calculated separately, and then results are aggregated to determine the overall bonus pool.  For the 2016 plan, if the threshold adjusted EBITDA amount was not met, then any payout on any other metrics would be capped at 100%.

The following table sets forth the weighting of each target, the threshold, target and maximum amounts for each of the metrics, and the actual results for each metric in 2016:

Performance Metric	Threshold	Target	Maximum	Actual	Weighting (NEOs other than Mr. Messner	Weighting (Mr. Messner)
Adjusted EBITDA	$13,175,000	$15,500,000	$21,700,000	$10,593,492	40%	30%
Contribution Margin	$48,450,000	$57,000,000	$79,800,000	$46,468,711	30%	30%
Operating Cash Flow	$6,460,000	$7,600,000	$10,640,000	$8,775,967	30%	20%
Gross Sales Revenue	$216,600,000	$228,000,000	$255,360,000	$209,044,056		20%

Following the end of 2016, the Compensation Committee determined that while the Company did not achieve the threshold for payout under the adjusted EBITDA, contribution margin metrics and sales revenue, the Company did exceed the threshold under the operating cash flow metric.  Because the threshold for adjusted EBITDA was not met, the payout on the operating cash flow metric was capped at 100% (at target).  Because the operating cash flow metric makes up 30% of the overall bonus potential, the final payout to eligible participants was 30% of the overall target bonus for the executives and 20% for the Chief Executive Officer.

Long-Term Equity Incentive Awards.  For 2016, our annual equity-based incentive compensation awards for executive officers and senior management employees were in the form of restricted stock awards and stock options, other than for Mr. Messner.  Mr. Messner received equity grants in connection with his hiring, as further described below.  The amount of annual equity-based awards granted to executive officers (other than Mr. Nessner) during 2016 reflected the executive’s position within our Company, their individual performance and equity-based awards by comparable companies for comparable positions, with the goal to bring the executive to within the 25th percentile of such comparable companies.  The vesting schedule for our annual equity-based awards is 25% per year, with vesting beginning on the first anniversary of the grant date.  The vesting schedule is designed to encourage executives to continue in the employ of our Company.  Each executive forfeits the unvested portion, if any, of the equity-based awards if the executive’s service to our Company is terminated for any reason, except as may otherwise be determined by our Board.

SUMMARY COMPENSATION TABLE

The following table sets forth, for fiscal years 2015 and 2016, information regarding compensation of our named executive officers:

Name and		Salary	Stock Awards	Option Awards	Nonequity Incentive Plan Compensation	All Other Compensation		Total
Principal Position	Year	($)	($) (1)	($) (1)	($) (2)	($)		($)

Mark Messner (3) President and Chief Executive Officer	2016	173,846	85,000	101,000	47,815	41,786	(4)	449,447

William Mote	2016	287,631	11,610	13,680	34,516	94,093	(5)	441,530
Chief Financial Officer	2015	285,000	21,120	21,420	8,550	90,471		426,561

Robert Stebenne (6)	2016	170,769	19,350	22,800	51,231	85,604	(7)	349,754
Former Chief Executive Officer	2015	242,308	—	415,000	18,675	10,962		686,945

(1)         The amounts for 2016 reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  Assumptions used in the calculation of these amounts are included in Note 6 to our audited consolidated financial statements for the fiscal year ended December 31, 2016, included in our Annual Report on Form 10-K filed with the SEC on February 22, 2017.  For Mr. Messner, assuming the highest level of performance conditions under his performance-based RSU award was achieved, the value of the award at grant would be $170,000.

(2)         The amounts in the column represent payouts earned under the Company’s 2016 short-term incentive plan.

(3)         Mr. Messner was appointed President and Chief Executive Officer on July 13, 2016.

(4)         Includes (i) $16,323 of living expenses, (ii) $19,732 of travel expenses to and from Mr. Messner’s residence to our Company’s executive offices, (iii) an auto allowance of $4,500 and (iv) $1,231 of employer contributions to our Company’s 401(k) plan.

(5)         Includes (i) $30,000 of living expenses, (ii) $58,793 of travel expenses to and from Mr. Mote’s residence to our Company’s executive offices and (iii) $5,300 of employer contributions to our Company’s 401(k) plan.

(6)         Mr. Stebenne served as our President, Chief Executive Officer and Chief Operating Officer until July 13, 2016.  Following his resignation, Mr. Stebenne remained a director of the Company.  The amounts reflected do not include compensation Mr. Stebenne received while serving as a director of our Company from July 13, 2016 through December 31, 2016.  Please see “Director Compensation” above for information on compensation Mr. Stebenne received for his service as a director following his resignation as an officer of our Company.

(7)         Includes (i) $66,797 of payments made to Mr. Stebenne following his resignation as Chief Executive Officer under his non-competition, non-disclosure and developments agreement with the Company and a one-time payment to cover COBRA costs, (ii) $9,577 of paid time off, (iii) an auto allowance of $5,250 and (iv) $3,980 of employer contributions to our Company’s 401(k) plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about outstanding equity awards held by the named executive officers at the end of 2016:

	Option Awards						Stock Awards
Name	Award Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Per Share ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards Market Value of Unearned Shares or Units That Have Not Vested ($)
Mark Messner	07/13/2016	—		100,000	1.70	07/13/2026	—	—	—		—
	07/13/2016	—		—	—	—	50,000	100,000	—		—
	07/13/2016	—		—	—	—	—	—	100,000	(2)	200,000

William E. Mote, Jr.	11/10/2014	20,000		20,000	1.80	11/10/2024	—	—	—		—
	11/10/2014	—		—	—	—	10,000	20,000	—		—
	03/24/2015	3,500		10,500	2.64	03/24/2025	—	—	—		—
	03/24/2015	—		—	—	—	6,000	12,000	—		—
	05/05/2016	—		18,000	1.29	05/05/2026	—	—	—		—
	05/05/2016	—		—	—	—	9,000	18,000	—		—

Robert Stebenne	03/07/2007	40,000	(3)	—	5.25	03/07/2017	—	—	—		—
	03/03/2015	111,104	(4)	—	2.85	03/03/2025	—	—	—		—

(1)     Unless otherwise noted, (i) option grants vest as follows: 25% of the total number of shares subject to the options vest and become exercisable on each of the first, second, third and fourth anniversaries of the date of grant and (ii) restricted stock grants have a vesting schedule as follows: 25% of the total number of shares underlying the award vest on each of the first, second, third and fourth anniversaries of the date of grant.

(2)     Represents a grant of up to 100,000 performance-based restricted stock units (“RSUs”).  The RSUs will vest upon the Company’s achievement of certain adjusted EBITDA margin goals during the Company’s 2017 and 2018 fiscal years, with 50,000 RSUs vesting if a specified margin is achieved in fiscal 2017 and 50,000 RSUs vesting if a specified margin is achieved in fiscal 2018.

(3)     Represents an option grant received by Mr. Stebenne upon his initial appointment to our Board of Directors in 2007.

(4)     Represents an option grant received by Mr. Stebenne upon his appointment as our President and Chief Operating Officer.  The option initially vested in 36 equal monthly installments following the date of grant.  The option ceased to vest upon Mr. Stebenne’s resignation as Chief Executive Officer, but remains outstanding as long as Mr. Stebenne provides services to the Company as a director.

Employment Arrangements and Change in Control Agreements with Current Named Executive Officers

Mark Messner.  We entered into an employment agreement with Mr. Messner in connection with his appointment as President and Chief Executive Officer.  The employment agreement has an initial term of two years, and automatically renews for successive one-year terms unless either party gives notice of non-renewal within 60 days of the expiration of the then current term, subject to earlier termination in accordance with the terms of the employment agreement.  Under the terms of the employment agreement, Mr. Messner receives a base salary at an annual gross rate of $400,000, which may be adjusted from time to time in the discretion of the Compensation Committee or Board, provided that his base salary will not be decreased other than as part of an across-the-board salary reduction applicable to all senior-level management personnel. Mr. Messner also received a signing bonus of $20,000.  Mr. Messner is eligible to earn a bonus of 80% of his base salary and up to a maximum of 160% of his base salary under the Company’s annual short-term incentive plan as determined by the Compensation Committee or Board.  Pursuant to his employment agreement, for fiscal 2016, Mr. Messner was eligible to receive a bonus under an annual short-term incentive plan (the “2016 STI”) based on the achievement of Company-wide performance metrics, with any bonus amount being prorated for the number of months he was employed in fiscal 2016.  See “Executive Compensation” above for additional information concerning the performance metrics applicable to Mr. Messner under the 2016 STI.  Beginning in fiscal 2017, Mr. Messner will be eligible to receive a target bonus of up to 80% of his base salary under the Company’s annual short-term incentive plan as determined by the Compensation Committee or Board.  Mr. Messner is eligible to participate in the Company’s long-term incentive plan and any other bonus plans, as determined by the Compensation Committee or the Board, and is eligible to receive all medical, dental and other benefits to the same extent as provided to other senior management employees.  Mr. Messner is entitled to be reimbursed up to $60,000 per year for the cost of commuting from his Pennsylvania home to our Rhode Island headquarters.  Additionally, if Mr. Messner relocates to within 60 miles of Woonsocket, Rhode Island, within three years of the date of his employment agreement, then Mr. Messner will be entitled to the reimbursement of up to $20,000 in relocation expenses.

Upon the commencement of his employment, Mr. Messner received inducement equity grants as follows: (i) a stock option to purchase 100,000 shares of our common stock, (ii) 50,000 restricted shares of our common stock, and (iii) up to 100,000 performance-based restricted stock units (“RSUs”).  The stock option award and restricted share award each vest in four equal yearly installments, subject to Mr. Messner’s continued employment.  The RSUs will vest upon the Company’s achievement of certain adjusted EBITDA margin goals during the Company’s 2017 and 2018 fiscal years, with 50,000 RSUs vesting if a specified margin is achieved in fiscal 2017 and 50,000 RSUs vesting if a specified margin is achieved in fiscal 2018.*

The Company or Mr. Messner may terminate the Employment Agreement upon 60 days’ prior notice for any reason.  If we terminate the Employment Agreement without cause, or Mr. Messner terminates his employment for good reason, Mr. Messner is entitled to a severance payment in an amount equal to his base salary, paid over 12 months, provided he returns all Company property and executes a written release.  The Employment Agreement also contains non-competition and similar covenants which are in effect during Mr. Messner’s employment with the Company and for a period of 12 months following the termination of his employment under the Employment Agreement.  Mr. Messner is also party to our standard change of control agreement, as described below, pursuant to which he is eligible to receive 100% of his base salary for a period of 12 months and other benefits described below if he is terminated following a change of control.

William E. Mote, Jr.  Pursuant to the terms of his offer letter, Mr. Mote received an initial annual base salary of $285,000, which may be adjusted from time to time in the discretion of the Compensation Committee, and is eligible to receive a cash bonus with a target bonus award equal to 40% of his base salary and up to a maximum of 80% of his base salary under our annual short-term incentive plan.  He is also eligible to participate in our long-term incentive plan and any other bonus plans, as determined by the Compensation Committee, and is eligible to receive all medical, dental and other benefits to the same extent as provided to other senior management employees.  Upon the commencement of his employment, Mr. Mote received a stock option to purchase 40,000 shares of our common stock at an exercise price equal to the closing price of the common stock on the date of grant, and a restricted stock award of 20,000 shares.  Both equity awards will vest in four equal annual installments, with the first 25% of the

*  We have not disclosed information concerning the EBITDA margin goals because we believe it would be a competitive disadvantage to the Company to disclose them.

award vesting and becoming exercisable on the first anniversary of the date of grant.  Mr. Mote is also entitled to certain relocation benefits, including reimbursement of: (i) up to $20,000 in relocation expenses, (ii) $2,500 per month for temporary housing expenses for a period up to 12 months, and (iii) certain air travel expenses.  In 2016, the Compensation Committee approved the extension of housing and travel expenses for an additional 9 months.  In addition, we agreed to pay a relocation and signing bonus of $30,000, payable on the first regular pay date following his move to a residence within 60 miles of the Company’s current corporate headquarters.  In addition, if Mr. Mote’s employment is terminated by us without cause, or Mr. Mote terminates his employment for good reason, he is entitled to receive payments equal to his then current base salary for a period of six months following such date of termination.  Mr. Mote is also party to our standard change of control agreement, as described below, pursuant to which he is eligible to receive 100% of his base salary for a period of 12 months if he is terminated following a change of control.  He is also party to our standard Non-Compensation, Non-Disclosure and Developments Agreement.

Change of Control Agreements

Certain executive officers and members of senior management of our Company are party to the Company’s standard change of control agreement. Under the change of control agreement, which was most recently amended and restated in December 2015, the employee will be entitled to certain payments and benefits if (1) there is a change in control of the Company and (2) within 12 months following a change in control, his or her employment is terminated, other than for cause, as a result of his or her death or disability, or by the employee for good reason. If these events occur, the employee will be entitled to a cash payment equal to a percentage of his or her then current annual base salary, continued benefits and any earned or accrued, but unpaid, bonus for the fiscal year in which the employee is terminated, for a period of six to twelve months.  The change of control agreement also contains non-competition and similar covenants that remain in effect for a period of six to twelve months.

Agreements with Former Named Executive Officers

Mr. Stebenne served as our Chief Executive Officer for a portion of fiscal 2016.  Under the terms of his offer letter, Mr. Stebenne received an annual base salary of $300,000, and was eligible to receive a cash bonus with a target bonus award equal to 100% of his base salary under our annual short-term incentive plan.  He was also eligible to participate in the Company’s long-term incentive plan and any other bonus plans, as determined by the Compensation Committee, and was eligible to receive all medical, dental and other benefits to the same extent as provided to other senior management employees.  Mr. Stebenne also received a monthly automobile allowance in the amount of $750 per month.  Mr. Stebenne was also party to our standard non-competition, non-disclosure and developments agreement pursuant to which the Company elected to invoke the non-competition provisions of the agreement for a period of 12 months following Mr. Stebenne’s resignation as Chief Executive Officer for a payment equal to one-half of his then base salary (approximately $150,000), payable over the 12-month period.  In addition, in connection with his resignation as Chief Executive Officer, the Board agreed to reimburse Mr. Stebenne for the cost of COBRA expenses for six months following his termination.

Retirement Plans

We have a Section 401(k) plan and provide an employer matching contribution, which is the same that we provide all of our employees. We do not offer our executives any nonqualified pension plans, supplemental executive retirement plans, deferred compensation plans or other forms of compensation for retirement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2009, our wholly owned subsidiary, Summer Infant (USA), Inc. (“Summer USA”), entered into a definitive agreement with Faith Realty II, LLC, a company whose members are Jason P. Macari, our former Chief Executive Officer and a former director, and his spouse. Under this agreement, Faith Realty purchased our corporate headquarters located at 1275 Park East Drive, Woonsocket, Rhode Island for $4,052,500 and subsequently leased the headquarters back to Summer USA for an annual rent of $390,000 for an initial seven-year term.  The lease was amended in May 2015 and now provides for an initial term ending on March 31, 2018 that may be extended at Summer USA’s election for one additional term of three years upon twelve months’ prior notice.  The annual rent for the last two years of the initial term is set at $429,000 and the annual rent for the extension period, if elected, is set at $468,000.  Faith Realty agreed to provide an aggregate improvement allowance of not more than $78,000 during the initial term, to be applied against Summer USA’s monthly rent, and an additional improvement allowance of $234,000 for the extension term, if elected, to be applied against Summer USA’s monthly rent during such extension term.

OTHER MATTERS

We know of no other matters that may come before the Annual Meeting.  If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.  This discretionary authority is conferred by the proxy.

Annex A

SUMMER INFANT, INC.

2012 INCENTIVE COMPENSATION PLAN

1.             Purpose.  The purpose of this Summer Infant, Inc. 2012 Incentive Compensation Plan (the “Plan”) is to assist Summer Infant, Inc., a Delaware corporation (the “Company”) and its Related Entities (as defined in Section 2) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company thereby strengthening the mutuality of interests between such persons and the Company’s stockholders, and by providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

2.             Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below:

(a)           “Asset Sale” has the meaning set forth in Section 9(b)(iii).

(b)           “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(c)           “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(d)           “Beneficiary” means one or more persons or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b).  If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person or trust entitled by will or the laws of descent and distribution to receive such benefits.

(e)           “Beneficial Owner” and “Beneficial Ownership” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act and any successor to such rule.

(f)            “Board” means the Company’s Board of Directors.

(g)           “Business Reorganization” has the meaning set forth in Section 9(b)(iii).

(h)           “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement.  In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity.  The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(i)            “Change in Control” has the meaning set forth in Section 9(b).

(j)            “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(k)           “Committee” means the compensation committee of the Board or other committee designated by the Board to administer the Plan and which is comprised of not less than two Non-Employee Directors who are independent.

(l)            “Company” has the meaning set forth in Section 1.

(m)          “Consultant” means any Person (other than an Employee or a Director, solely with respect to rendering services in such Person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(n)           “Continuing Entity” has the meaning set forth in Section 9(b)(iii).

(o)           “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider.  Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement).  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(p)           “Controlling Interest” has the meaning set forth in Section 9(b)(i).

(q)           “Covered Employee” means the Person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other Person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(r)            “Director” means a member of the Board or the board of directors of any Related Entity.

(s)            “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(t)            “Dividend Equivalent” means a right, granted to a Participant under Section 6(e), to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a Restricted Stock Unit Award.

(u)           “Effective Date” means the effective date of the Plan, which shall be the Stockholder Approval Date.

(v)           “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity.  The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options.  An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(w)          “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity.  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(x)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(y)           “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee.  Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date immediately preceding the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(z)           “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(aa)         “Incumbent Board” has the meaning set forth in Section 9(b)(ii).

(bb)         “Nasdaq” means The NASDAQ Stock Market, LLC.

(cc)         “Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

(dd)         “Option” means a right granted to a Participant under Section 6(b) to purchase Shares or other Awards at a specified price during specified time periods.

(ee)         “Option Proceeds” means the cash actually received by the Company for the exercise price in connection with the exercise of Options that are exercised after the Effective Date, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options, which tax benefit shall be determined by multiplying (i) the amount that is deductible for Federal income tax purposes as a result of any such option exercise (currently, equal to the amount upon which the Participant’s withholding tax obligation is calculated), times (ii) the maximum Federal corporate income tax rate for the year of exercise. With respect to Options, to the extent that a Participant pays the exercise price or withholding taxes with Shares, Option Proceeds shall not be calculated with respect to the amounts so paid in Shares.

(ff)          “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(gg)         “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(hh)         “Outstanding Company Stock” has the meaning set forth in Section 9(b)(i).

(ii)           “Outstanding Company Voting Securities” has the meaning set forth in Section 9(b)(i).

(jj)           “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(kk)         “Performance Award” means cash, Shares or other Awards granted to any Eligible Person on terms and conditions established by the Committee pursuant to Section 6(g).

(ll)           “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(mm)      “Performance Share” means any grant pursuant to Section 6(g) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(nn)         “Performance Unit” means any grant pursuant to Section 6(g) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(oo)         “Person” shall have the meaning given to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(pp)         “Plan” has the meaning set forth in Section 1.

(qq)         “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(rr)           “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ss)          “Restricted Stock Award” means an Award granted to a Participant under Section 6(d).

(tt)           “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(uu)         “Restricted Stock Unit Award” means an Award of Restricted Stock Unit granted to a Participant under Section 6(e).

(vv)         “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(ww)       “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(xx)         “Section 409A Plan” has the meaning set forth in Section 7(e)(ii).

(yy)         “Shares” means the shares of common stock of the Company, par value $0.0001 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c).

(zz)         “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the Stock Appreciation Right is exercised over the Fair Market Value on the date the Stock Appreciation Right was granted as set forth in the applicable Award Agreement.

(aaa)      “Stockholder Approval Date” means the date on which this Plan is approved by the stockholders of the Company eligible to vote thereon, by a vote sufficient to meet the requirements Sections 162(m) and 422 of the Code, Rule 16b-3 under the Exchange Act and applicable requirements under the rules of the Nasdaq.

(bbb)      “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(ccc)       “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the Effective Date, or (iii) with which the Company or any Related Entity combines.

3.             Administration.

(a)           Authority of the Committee.  The Plan shall be administered by the Committee except to the extent (and subject to the limitations imposed by Section 3(b)) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the independent members of the Board.  The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.  In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants.

(b)           Manner of Exercise of Committee Authority.  The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), to the extent necessary in order for such Award to so qualify; and (iii) with respect to any Award to a Non-Employee Director.  Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) or other persons claiming rights from or through a Participant, and stockholders.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may, in its sole discretion, delegate to one or more officers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including the granting of Awards and administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify.  The Committee may appoint agents to assist it in administering the Plan.  Any such delegation to grant Awards shall be set forth in writing and shall specify the persons authorized to act thereunder, include limitations as to type and amount of Awards that may be granted during the period of the delegation and contain guidelines as to the determination of the exercise price and the vesting criteria.  The Committee must deliver the written evidence of the delegation to the Company’s Chief Financial Officer and Chief Executive Officer before any delegated authority may be exercised.  The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate that were consistent with the terms of the Plan.

(c)           Limitation of Liability.  The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan.  Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.             Shares Subject to Plan.

(a)           Limitation on Overall Number of Shares Available for Delivery Under Plan.  Subject to adjustment as provided in Section 10(c), the total number of Shares reserved and available for delivery under the Plan shall be 1,700,000.  Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)           Application of Limitations to Grants of Awards.  No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.  Notwithstanding anything in Section 4(c) to the contrary and subject to adjustment as provided in Section 10(c), the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 500,000 Shares.

(c)           Availability of Shares Not Delivered under Awards.  If any Awards are forfeited, expire or otherwise terminate without issuance of such Shares, the Shares to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to the limitations set forth in this Section 4(c).

Notwithstanding the foregoing, the following Shares shall not be again available for delivery with respect to Awards under the Plan:  (i) Shares tendered or held back by the Company upon exercise of an Option or settlement of another Award (either actually or by attestation) and (ii) Shares tendered or held back by the Company to cover tax withholding liabilities arising from such Option or other Award (either actually or by attestation).

In addition, Shares subject to a Stock Appreciation Right that are not issued upon the net settlement of the Stock Appreciation shall not be available for delivery with respect to Awards under the Plan.  Shares repurchased by the Company on the open market using Option Proceeds shall not be available for Awards under the Plan.

Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period.  Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its stockholders, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s stockholders under the rules of the Nasdaq.

5.             Eligibility; Per-Person Award Limitations.  Awards may be granted under the Plan only to Eligible Persons.  Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 750,000 Shares or (ii) Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock-Based Awards with respect to more than 750,000 Shares.  In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is $3,000,000 with respect to any 12-month Performance Period.

6.             Specific Terms of Awards.

(a)           General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award.  Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.  Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b)           Options.  The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i)            Exercise Price.  Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option.  If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c)(i) and (ii), without prior approval of the Company’s stockholders the Committee shall not be permitted to: (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Nasdaq, including through a cancellation and re-grants or cancellation of Options in exchange for cash.

(ii)           Time and Method of Exercise.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii)          Incentive Stock Options.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.  Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification.  Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A)          the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B)          the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c)           Stock Appreciation Right.  The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or without regard to any Option, in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i)            Right to Payment.  A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee.  The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(ii)           Other Terms.  The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.  Other than pursuant to Section 10(c)(i) and (ii), without prior approval of the Company’s stockholders the Committee shall not be permitted to: (A) lower the exercise price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Nasdaq, including through a cancellation and re-grants or cancellation of Stock Appreciation Rights in exchange for cash.

(d)           Restricted Stock Awards.  The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i)            Grant and Restrictions.  Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restricted Period.  The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.  The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter.  Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).  During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)           Forfeiture.  Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)          Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)          Dividends and Splits.  As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan.  Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e)           Restricted Stock Unit Award.  The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i)            Award and Restrictions.  Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant).  In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.  A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Unit, or a combination thereof, as determined by the Committee at the date of grant or thereafter.  Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership.

(ii)           Forfeiture.  Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii)          Dividend Equivalents.  Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.  The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant.  If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Restricted

Stock Unit Award, but in no event later than 12 months before the first date on which any portion of such Restricted Stock Unit Award vests (or at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code).  If Dividend Equivalent rights are granted in connection with a Restricted Stock Unit Award that is subject to performance based vesting pursuant to Section 6(g), such Dividend Equivalent shall only be paid based on the actual number of Shares earned as determined at the end of the applicable Performance Period.

(f)            Bonus Stock, Non-Employee Director Awards and Awards in Lieu of Obligations.  The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements; provided, however, that in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act.  Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.  The Committee may determine, in its sole discretion, to provide for the grant of unrestricted Shares to Non-Employee Directors in recognition of their services to the Board in addition to any other compensation paid to Non-Employee Directors as approved by the Committee.

(g)           Performance Awards.  The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, Restricted Stock Awards or Restricted Stock Unit Awards on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award, provided, however, that a Performance Period shall be no shorter than 12 months.  Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period.  The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose.  The amount of the Award to be distributed shall be conclusively determined by the Committee.  Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.

(h)           Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan.  Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan.  The Committee shall determine the terms and conditions of such Awards.  Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7.             Certain Provisions Applicable to Awards.

(a)           Stand-Alone, Additional and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in combination with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity.  Such additional and substitute or exchange Awards may be granted at any time, subject to the terms and conditions of this Plan.  If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to comply with Section 409A of the Code.

(b)           Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c)           Form and Timing of Payment Under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant.  Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with applicable law and all applicable rules of the Nasdaq, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code.  Subject to Section 7(e), the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon the occurrence of one or more specified events (in addition to a Change in Control).  Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price.  Installment or deferred payments may be required by the Committee (subject to Section 7(e), including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee, all in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code.  The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d)           Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant).  Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e)           Code Section 409A.

(i)            The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii)           If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A)          Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service,” (v) the date the Participant becomes “disabled,” (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

(B)          The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable U.S. Treasury regulations or other applicable guidance issued by the U.S. Internal Revenue Service;

(C)          Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D)          In the case of any Participant who is “specified employee,” a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii)          Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

8.             Code Section 162(m) Provisions.

(a)           Covered Employees.  Unless otherwise specified by the Committee, the provisions of this Section 8 shall be applicable to any Performance Award granted to an Eligible Person pursuant to Section 6(g) who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee.

(b)           Performance Criteria.  If a Performance Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals.  Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  One or more of the following business criteria for the Company, on a consolidated basis, or for Related Entities, or for business or geographical units of the Company or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction or refinancing; (14) market share; (15)

entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) management of product distribution by type or customer; or (19) the Fair Market Value of a Share.  Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, a group of companies that are comparable to the Company.  In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee shall exclude the impact of any (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) change in accounting standards required by generally accepted accounting principles; or (iv) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

(c)           Performance Period; Timing For Establishing Performance Goals.  Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period no shorter than 12 months, as specified by the Committee.  Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d)           Adjustments.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8.  The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e)           Committee Certification.  No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.

9.             Change in Control.

(a)           Effect of Change in Control.  If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, upon the consummation of a Change in Control:

(i)            Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a).

(ii)           Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a).

(iii)          With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, determine that all or a portion of the applicable performance goals have been met based upon actual achievement of such goals as of the date of the consummation of the Change in Control.

(iv)          Notwithstanding the foregoing or any provision in any Award Agreement to the contrary, and unless the Committee otherwise determines in a specific instance, or as is provided in any employment or other agreement between the Participant and the Company or any Related Entity, each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii), if either (A) the Company is the surviving entity in the Change in Control and the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award continues to be outstanding after the Change in Control on the substantially same terms and conditions as were applicable immediately prior to the Change in Control or (B) the successor company assumes or substitutes for the applicable Award, as determined in accordance with Section 10(c)(ii).   For the purposes of this Agreement, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)           Definition of Change in Control.  Unless otherwise specified in any employment agreement between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i)            The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change in Control:  (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii)           During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)          Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if equity securities of the Company are issued or issuable in connection with the transaction (each of the events referred to in this clause (A) being hereinafter referred to as a “Business Reorganization”), or (B) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Reorganization or Asset Sale, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Reorganization or Asset Sale beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Reorganization or Asset Sale (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Reorganization or Asset Sale, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding equity or voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Reorganization or Asset Sale as a result of their ownership, prior to such consummation, of equity or voting securities of any company or other entity involved in or forming part of such Business Reorganization or Asset Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Corporation or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the Continuing Entity or the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Reorganization or Asset Sale and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Reorganization or Asset Sale.

10.          General Provisions.

(a)           Compliance With Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Nasdaq, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)           Limits on Transferability; Beneficiaries.  No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon).  A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)           Adjustments.

(i)            Adjustments to Awards.  In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award or make-whole provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii)           Adjustments in Case of Certain Transactions.  In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction).  For the purposes of this Agreement, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.  The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction).  A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii)          Other Adjustments.  The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made (A) if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (B) if stockholder approval is required for such adjustment under the terms and conditions of the Plan.

(d)           Taxes.  The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e)           Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of the Nasdaq, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto.

(f)            Limitation on Rights Conferred Under Plan.  Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award.  None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award.  Neither the Company, nor any Related Entity, nor any of the their respective officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g)           Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan.  Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.  The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h)           Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i)            Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)            Governing Law.  Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k)           Non-U.S. Laws.  The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l)            Plan Effective Date and Stockholder Approval; Termination of Plan.  The Plan shall become effective on the Stockholder Approval Date.  Awards may be granted subject to stockholder approval as permitted under applicable rules of the Nasdaq, but may not be exercised or otherwise settled in the event stockholder approval is not obtained.  The Plan shall terminate at the earliest of (i) such time as no Shares remain available for issuance under the Plan, (ii) termination of this Plan by the Board, or (iii) the tenth anniversary of the Effective Date.  Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

SUMMER INFANT, INC.

Proxy for 2017 Annual Meeting of Stockholders

May 22, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints William E. Mote, Jr. and Mark Messner, and each of them severally, as proxies of the undersigned, each with full power to appoint his substitute, to act for and to vote all shares of Summer Infant, Inc. common stock owned by the undersigned, upon the matters set forth in the Notice of Meeting and related Proxy Statement at the Annual Meeting of Stockholders of Summer Infant, Inc., to be held at 10:00 a.m., local time, on Monday, May 22, 2017, at the Courtyard Marriott, 32 Exchange Terrace at Memorial Boulevard, Providence, Rhode Island 02903 and at  any adjournments or postponements of the meeting.  The proxies, and any of them, are further authorized to vote, in their discretion, upon such other business as may come before the Annual Meeting, or any adjournments or postponements of the meeting.

YOUR SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, AND “FOR” ITEMS 2, 3 AND 4 UNLESS OTHERWISE INDICATED.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

(Continued, and to be marked, dated and signed on reverse side.)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY

Vote by Internet— QUICK « « « EASY

IMMEDIATE — 24 Hours a Day, 7 Days a Week or by Mail

SUMMER INFANT, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on May 21, 2017.

INTERNET/MOBILE — www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

Please mark your votes like this ☒

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

1.              ELECTION OF DIRECTORS. To elect six director nominees, each to serve for a one-year term expiring at the 2018 annual meeting of stockholders, and until their respective successors are duly elected and qualified:

• (01) Evelyn D’An	☐ FOR	☐ AGAINST	☐ ABSTAIN
• (02) Marty Fogelman	☐ FOR	☐ AGAINST	☐ ABSTAIN
• (03) Robin Marino	☐ FOR	☐ AGAINST	☐ ABSTAIN
• (04) Mark Messner	☐ FOR	☐ AGAINST	☐ ABSTAIN
• (05) Alan Mustacchi	☐ FOR	☐ AGAINST	☐ ABSTAIN
• (06) Stephen J. Zelkowicz	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.              ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR 2016.

☐   FOR

☐   AGAINST

☐   ABSTAIN

3.              APPROVAL OF PERFORMANCE MEASURES UNDER THE 2012 INCENTIVE COMPENSATION PLAN.  To reapprove the performance measures under the 2012 Incentive Compensation Plan for purposes of Section 162(m) of the Internal Revenue Code.

☐   FOR

☐   AGAINST

☐   ABSTAIN

4.              RATIFICATION OF AUDITORS.  To ratify the selection of RSM US LLP as independent registered public accounting firm for the Company for the fiscal year ending December 30, 2017.

☐   FOR

☐   AGAINST

☐   ABSTAIN

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

CONTROL NUMBER

Signature	Date , 2017
Signature	Date , 2017

NOTE:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.